Exhibit (a)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

NAKED BRAND GROUP INC.

JULY 7, 2015

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS)
WILL EXPIRE AT 9:00 P.M. (PACIFIC TIME) ON AUGUST 3, 2015 UNLESS
THIS OFFER PERIOD IS EXTENDED.

Naked Brand Group Inc., a Nevada corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “Naked” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.” Our wholly-owned subsidiary, Naked, Inc., a Nevada corporation, is referred to in this Offer to Amend and Exercise as “Naked Inc.”

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 54,820,199 shares of common stock (the “Offer to Amend and Exercise”), consisting of outstanding warrants to purchase 54,820,199 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.15 per share, issued to investors participating in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and warrants issued to certain lenders in connection with certain Amendment to Promissory Note Agreements (the “Amendment Agreements”) dated April 4, 2014 (the “Original Warrants”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 9:00 p.m. (Pacific Time) on August 3, 2015, as may be extended by the Company in its sole discretion (the “Expiration Date”), (iii) restrict the ability of the holder of shares of common stock issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price in order to provide funds to support ongoing operations, including the Company’s efforts to accelerate sales and distribution of its men’s collection, to launch and establish sales and distribution for its women’s collection, to develop additional product lines including its recently announced Dwyane Wade signature collection which we expect to launch in 2016, to implement marketing and brand awareness building campaigns, and to explore opportunities to establish international distribution relationships and other strategic partnerships for the Company. In addition, we believe proceeds from the Offer to Amend and Exercise can also help the Company increase stockholders’ equity, which, along with other changes to our capital structure that we intend to complete, is necessary to the Company’s goal to pursue a listing of its common stock on a national securities exchange. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholder’s equity requirements. Please see Section 2 “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Amend and Exercise.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If you choose not to participate in the Offer to Amend and Exercise, your Original Warrants will remain in full force and effect, as originally issued with an exercise price of $0.15 per share.

The period during which Original Warrants may be amended and exercised in the Offer to Amend and Exercise will commence on July 7, 2015 (the date the materials relating to the Offer to Amend and Exercise are first sent to the holders) through the Expiration Date.

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the attached Election to Consent, Participate and Exercise Warrant. IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE ORIGINAL WARRANTS.

IMPORTANT PROCEDURES

This Offer to Amend and Exercise together with the Election to Consent, Participate and Exercise Warrant, Notice of Withdrawal, and Forms of Amended Warrants constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Amend and Exercise and instructions as to how you can amend your Original Warrants and exercise an Amended Warrant. You should read all of the materials carefully before you decide whether to participate in the Offer to Amend and Exercise and exercise an Amended Warrant.

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.10 per share multiplied by the number of shares of common stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Signature Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, telephone number (212) 851-8050. Original Warrants must be mailed or physically delivered to the Company, but the Company will accept delivery of the other Acceptance and Exercise Documents via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com.

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant. See Section 8 “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit a Notice of Withdrawal to the Company at any time prior to the Expiration Date by delivery to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, or via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com. The Notice of Withdrawal must be properly completed and must be returned to the Company on or prior to the Expiration Date. However, you may change your mind and submit a Notice of Withdrawal to us after the Expiration Date if your Original Warrants and other Acceptance and Exercise Documents have not been accepted by us prior to August 31, 2015, which is the fortieth business day from the commencement of the Offer to Amended and Exercise. If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid to exercise the Amended Warrant, without interest thereon or deduction therefrom.

If you have any question or need assistance, you should contact Noble Financial Capital Markets (the “Warrant Agent”), the Warrant Agent for the Offer to Amend and Exercise. The Warrant Agent may be reached at:

Noble Financial Capital Markets
951 Yamato Road, Suite 210
Boca Raton, Florida 33431
Attention: Francisco Penafiel
(561) 994-5740

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

95 Madison Avenue, 10th Floor
New York, NY 10016
Attention: Michael Flanagan
Telephone: (212) 851-8050

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO AMEND AND EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO AMEND AND EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS OFFER TO AMEND AND EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO AMEND AND EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE SECURITIES BEING OFFERED PURSUANT TO THIS OFFER TO AMEND AND EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, REGULATION D THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE DATE OF THIS OFFER TO AMEND AND EXERCISE IS JULY 7, 2015.

SUMMARY OF TERMS

Company:

Naked Brand Group Inc., a Nevada corporation, with principal executive offices at 95 Madison Avenue, 10th Floor, New York, NY 10016. Naked Brand Group Inc. is referred to in this Offer to Amend and Exercise as “we,” “us,” “Naked” or the “Company.” The Company’s telephone number is (212) 851-8050.

Our wholly-owned subsidiary, Naked, Inc., a Nevada corporation, is referred to in this Offer to Amend and Exercise as “Naked Inc.” Eligible holders of outstanding warrants are referred to as “you.”

Eligible Warrants:

Outstanding warrants to purchase 54,820,199 shares of the Company’s common stock at an exercise price of $0.15 per share, issued to investors participating in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014, and issued to certain lenders in connection with certain Amendment to Promissory Note Agreements (the “Amendment Agreements”) dated April 4, 2014 (the “Original Warrants”).

Expiration Date:	9:00 p.m., Pacific Time on August 3, 2015, as may be extended by the Company in its sole discretion (the “Expiration Date”).

Terms of Amended Warrants:	Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) as described below:

New Exercise Price: The exercise price will be reduced from $0.15 per share to $0.10 per share.

New Termination Date: The termination date will be shortened to run concurrently with the Expiration Date.

Lock-Up Period: The Amended Warrants will contain a lock-up provision that provides that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period for one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”). In addition, the Company may impose stop-transfer restrictions to enforce these restrictions.

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

Market Restrictions: A holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant.

Partial Participation Permitted:

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such holder’s Original Warrants, then the Company will issue a new Original Warrant with an exercise price of $0.15 per share exercisable for that number of shares of common stock that such holder elects to exclude from the Offer to Amend and Exercise.

Transfers:

The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

Conditions:	The Offer to Amend and Exercise is subject to certain conditions as described herein:

(i)

As part of the Election to Consent, Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act. Although the Company requires that holders of Original Warrants complete an accredited investor questionnaire, holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and at the time of their investment in warrants issued in connection with the Amendment Agreements on April 4, 2014 represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, we ask that they indicate as such in the accredited investor questionnaire by checking the box marked “The undersigned is not an ‘Accredited Investor’ because none of the above apply.”

(ii)

In addition, we are not making this Offer to Amend and Exercise to, nor will we accept any Election to Consent, Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii)

You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen simultaneously should you choose to participate in the Offer to Amend and Exercise.

Future Amendments to the Offer to Amend and Exercise:	If we materially change the terms of the Offer to Amend and Exercise we will extend the Expiration Date to the extent required under the rules of the Exchange Act.

How to Participate in the Offer to Amend and Exercise:

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.10 per share multiplied by the number of shares of common stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Signature Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, telephone number (212) 851-8050. Original Warrants must be mailed or physically delivered to the Company, but the Company will accept delivery of the other Acceptance and Exercise Documents via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com. the Offer to Amend and Exercise.

If you execute and deliver an Affidavit of Loss and Indemnification Agreement in lieu of delivering the original copy of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with an exercise price of $0.15 per share exercisable for that number of shares of common stock that such holder elects to exclude from

Manner of Acceptance of Payment:

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant. See Section 8 “Procedure for Participating in Offer to Amend and Exercise and Exercising Amended Warrants” below.

Withdrawal Rights:

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and must be returned, prior to the Expiration Date, to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, or via fax to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com. Following the Expiration Date, you cannot withdraw your Election to Consent, Participate and Exercise Warrant. However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by August 31, 2015, which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after the Expiration Date.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

Purposes of the Offer to and Exercise and Use of Amend Proceeds:	The purposes of this Offer to Amend and Exercise are as follows:

Operating Capital to Support Ongoing Operations, Accelerate Sales & Distribution Growth, Implement Marketing and Brand Awareness Programs, Continue New Product Development Including Wade+Naked, Explore International Expansion, and Increase Stockholders’ Equity to Help with Pursuit of Nasdaq or NYSE Listing: The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price in order to provide funds to support ongoing operations, including the Company’s efforts to accelerate sales and distribution of its men’s collection, to launch and establish sales and distribution for its women’s collection, to develop additional product lines including its recently announced Dwyane Wade signature collection which we expect to launch in 2016, to implement marketing and brand awareness building campaigns, and to explore opportunities to establish international distribution relationships and other strategic partnerships for the Company. In addition, we believe proceeds from the Offer to Amend and Exercise can also help the Company increase stockholders’ equity, which, along with other changes to our capital structure that we intend to complete, is necessary to the Company’s goal to pursue a listing of its common stock on a national securities exchange. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholder’s equity requirements.

Plans or Proposals:

The Company intends to cancel the Original Warrants that are amended and exercised by the holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to the holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Original Warrants who elects to exercise such holder’s Original Warrants will acquire additional shares of common stock of the Company as a result of such exercise. As of July 2, 2015, the Company had 44,680,674 shares of common stock outstanding. The Original Warrants are exercisable for an aggregate of 54,820,199 shares of common stock. Assuming all Original Warrants are exercised, the Company’s outstanding shares of common stock would increase to 99,500,873 shares, with the shares issued upon exercise of the Original Warrants representing 55.1% of the then outstanding shares of common stock. This number of shares includes 8,210,004 shares of common stock that were issued to the certain holders of Original Warrants who have exercised their Original Warrants on the same terms as the Amended Warrants prior to the commencement of this Offer to Amend and Exercise as described below in “Pre-offering Warrant Amendment Agreement.”

Registration of Warrant Shares:

The Original Warrants, the Amended Warrants and the shares of common stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of certain Registration Rights Agreements dated June 10, 2014 and July 8, 2014 between the Company and the purchasers of securities in the Company’s private placement financing with respect to which closing occurred on June 10, 2014 and July 8, 2014, we have previously filed a Registration Statement on Form S-1 (File No. 333-198643) (the “Registration Statement”) to register the resale of certain of the shares of common stock underlying the Original Warrants under the Securities Act. Promptly following the Expiration Date, we intend to file a prospectus supplement to the prospectus included in the Registration Statement to reflect the substantive changes from the information currently set forth in such prospectus as a result of the Offer to Amend and Exercise. Thereafter, subject to your compliance with the Lock-Up Period, the holders of shares of common stock issuable upon exercise of the Amended Warrants and who are listed as selling stockholders in the Registration Statement may sell their shares of common stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the Prospectus in the Registration Statement. Each holder of Original Warrants should read the applicable Prospectus carefully before deciding whether to participate in the Offer to Amend and Exercise. In addition, any holder (including any transferees or acquirers) of an Original Warrant or Amended Warrant who is not listed as a selling stockholder in the Prospectus cannot resell the shares received by such holder upon exercise of an Original Warrant or Amended Warrant in reliance on the Prospectus, unless and until the Company files a prospectus supplement or a post-effective amendment to the Registration Statement to include such holder as a selling stockholder. Absent the filing of the prospectus supplement or post-effective amendment to the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

Taxes:

We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20 “Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Offer to Amend and Exercise.

Fees and Expenses:

The Company has retained Noble Financial Capital Markets (the “Warrant Agent”) to act as its exclusive Warrant Agent for the Offer to Amend and Exercise pursuant to a Letter Agreement dated April 4, 2014 (the “Warrant Agent Agreement”) attached as Exhibit (d)(1) to the Schedule TO. The Warrant Agent, in accordance with the terms of the Warrant Agent Agreement, will use its reasonable best efforts to maximize the number of holders of Original Warrants who elect to participate in the Offer to Amend and Exercise and exercise their Amended Warrants, including appropriate communications with the Original Warrant holders, as well as with the Original Warrant holders’ brokers, agents or other representatives. The Warrant Agent will receive an aggregate fee equal to 5% of the cash exercise prices paid by certain holders of the Original Warrants who participate in the Offer to Amend and Exercise. The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws.

Pre-offering Warrant Amendment Agreements

On July 3, 2015, we entered into separate warrant amendment agreements with Carole Hochman, David Hochman and one other holder, pursuant to which such holders of the warrants amended their warrants to (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period to 20 days, (iii) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The form of warrant exchange agreement is filed as Exhibit 10.1 to our Report on Form 8-K, filed on July 7, 2015, incorporated herein by reference. The foregoing is only a brief description of the material terms of the warrant amendment agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

All of the foregoing warrant holders exercised their respective warrants for 8,210,004 shares of the Company’s common stock.

Interests of Directors and Executive Officers:

Four of our directors hold Original Warrants and are eligible to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants. Please see Section 17 “Interests of Directors and Officers in the Offer to Amend and Exercise” below.

Historical and Pro Forma Financial Information and Other Financial Information:

The Company has included its financial statements for the fiscal years ended January 31, 2015 and 2014 and for the quarterly period ended April 30, 2015 in this Offer to Amend and Exercise. The Company has also included pro forma information reflecting the effect of the Offer to Amend and Exercise in this Offer to Amend and Exercise.

As of April 30, 2015, the Company’s cash and cash equivalents were $396,758 compared to $1,943,235 at January 31, 2015. During the three months ended April 30, 2015, the Company used $1,527,717 of cash in operations compared to $329,175 for the three month period ended April 30, 2014. The Company believes its cash resources as of April 30, 2015 are not sufficient to fund its planned future operations and working capital requirements over the next twelve months. Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise, resulting in estimated net proceeds of approximately $5,237,637, including the proceeds from certain separate warrant amendment agreements, as described above, the Company anticipates it would have sufficient capital to fund its future operations, including funding the Company’s efforts to accelerate sales and distribution of its men’s collection, launch and establish sales and distribution for its women’s collection, develop additional product lines until at least the end of fiscal 2016, to implement marketing and brand awareness building campaigns, and to explore opportunities to establish international distribution relationships and other strategic partnerships for the Company.

Additional Information:

The Company has filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 13 of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agent at the following address:

Noble Financial Capital Markets
951 Yamato Road, Suite 210
Boca Raton, Florida 33431
Attention: Francisco Penafiel
(561) 994-5740

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, telephone number (212) 851-8050, or via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com.

ABOUT THIS OFFER TO AMEND AND EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO AMEND AND EXERCISE, NEITHER THE COMPANY, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING THE WARRANT AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO AMEND AND EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD’S APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE WARRANTS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO AMEND AND EXERCISE.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE YOU ELECT TO PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS OFFER TO AMEND AND EXERCISE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

THIS OFFER TO AMEND AND EXERCISE CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS OFFER TO AMEND AND EXERCISE, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Offer to Amend and Exercise and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Related To Our Business

We have a limited operating history which makes it difficult to evaluate our company or future operations.

We are still in the initial stages of our business plan. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. Naked commenced operations in 2010 and, since beginning operations, we have generated limited total revenues. As a relatively new company, we are subject to many risks associated with the initial organization, financing, expenditures and impediments inherent in a new business and there is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future. If we fail to execute our strategy to achieve and maintain profitability in the future, investors could lose confidence in the value of our common stock, which could cause our stock price to decline and adversely affect our ability to raise additional capital. Potential investors should evaluate an investment in our company in light of the obstacles that may be encountered by a start-up company in a competitive market.

Our auditors’ report on our January 31, 2015 consolidated financial statements included an explanatory paragraph regarding there being substantial doubt about our ability to continue as a going concern.

For the year ended January 31, 2015, we incurred a net loss of $21,078,265. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern, as highlighted by our auditors with respect to the consolidated financial statements for the year ended January 31, 2015. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business.

Our future operating capital depends on our revenues and ability to raise capital through equity investments. Future equity investments will be dilutive to existing shareholders and the terms of securities issued may be more favorable for new investors. Further, in obtaining further equity investments, we may incur substantial costs including investment banking fees, legal fees and accounting fees. Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

Our success depends on our ability to maintain the value and reputation of our brand.

Our success depends on the value and reputation of the Naked brand. The Naked name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. We rely on social media as one of our marketing strategies to have a positive impact on both our brand value and reputation. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed, which could have a material adverse effect on our financial condition.

We have a concentration of sales to key customers and any substantial reduction in sales to these customers would have a material adverse effect on our business.

In fiscal 2015 sales were heavily concentrated with Nordstrom, which accounted for 28% of our sales. In fiscal 2014, Nordstrom accounted for 37% of our sales and Holt Renfrew accounted for 12%. Nordstrom is currently of key importance to our business and our results of operations would be materially adversely affected if this relationship ceased. Although we continue to receive increasing sales orders from these customers, neither Nordstrom nor Holt Renfrew have any ongoing purchase commitment agreement with us; therefore, we cannot guarantee that the volume of sales will remain consistent going forward. Any substantial change in purchasing decisions by one or more of these two customers, whether due to actions by our competitors, industry factors or otherwise, could have an adverse effect on our business.

If we are unable to maintain our endorsements by professional athletes and celebrities, our ability to market and sell our products may be harmed.

A key element of our marketing strategy will be to obtain endorsements from prominent athletes and celebrities, which contribute to the image of our brands. To date, we have entered into one celebrity endorsement agreement with Dwyane Wade, an NBA basketball player. We believe that this strategy will be an effective means of gaining brand exposure worldwide and creating broad appeal for our products. We cannot assure you that we will be able to maintain our existing relationships with Dwyane Wade and other individuals in the future or that we will be able to attract new athletes and celebrities to endorse our products. We also are subject to risks related to the selection of athletes and celebrities whom we choose to endorse our products. We may select athletes who are unable to perform at expected levels or who are not sufficiently marketable. In addition, negative publicity concerning any of our athletes and celebrities could harm our brand and adversely impact our business. If we are unable in the future to secure prominent athletes and celebrities and arrange endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be effective. In any event, our inability to obtain endorsements from professional athletes and celebrities could adversely affect our ability to market and sell our products, resulting in loss of revenues and a loss of profitability.

Our limited operating experience and limited brand recognition in new international markets may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to an extent, on our international expansion efforts. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our undergarments by customers in these new international markets. Our failure to develop new international markets or disappointing growth outside of existing markets will harm our business and results of operations.

If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

The operation of our business and our growth efforts will require significant cash outlays. We are largely dependent on outside capital to implement our business plan and support our operations. Other than the Offer to Amend and Exercise, at the present time, we have not made any arrangements to raise additional cash. We anticipate for the foreseeable future that cash on hand and cash generated from operations will not be sufficient to meet our cash requirements, and that we will need to raise additional capital through investments to fund our operations and growth. We cannot assure you that we will be able to raise additional working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our growth efforts, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all your investment. Financings, if obtained, may be on terms that are dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the price at which you purchase your shares.

Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Public Company Accounting Oversight Board and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.

Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in Canada and the United States, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, levels of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchase of our products. Consumer demand for our products may not reach our sales targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on pricing and costs caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. We may be unable to introduce new products in a timely manner. Our customers may not accept our new products, or our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products of our competitors, our failure to accurately forecast customer acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast customer demand we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to customers. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our results of operations and could impair the strength and exclusivity of our brand. Conversely, if we underestimate customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

We rely on third-party suppliers to provide fabrics for and to produce our products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier manufacturer, we may be unable to locate additional suppliers of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term. We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if defects in the manufacture of our products are not discovered until after our customers purchase such products, our customers could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

The market for undergarments is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of undergarments, including large, diversified companies with substantial market share and strong worldwide brand recognition, such as Calvin Klein, Polo Ralph Lauren, Hugo Boss, Tommy Hilfiger, Armani and many others. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we can by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

Any material disruption of our information systems could disrupt our business and reduce our sales.

We are increasingly dependent on information systems to operate our e-commerce website, process transactions, respond to customer inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses or other causes, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of merchandise to our customers or lost sales, which could reduce demand for our merchandise and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose customers.

Our fabrics and manufacturing technology are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we currently own no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on trademarks, as well as confidentiality procedures, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, Canada or the European Union, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

Our future success is substantially dependent on the continued service of our senior management.

Our future success is substantially dependent on the continued service of our senior management and other key employees. The loss of the services of our senior management or other key employees could make it more difficult to successfully operate our business and achieve our business goals. We also may be unable to retain existing personnel that are critical to our success, which could result in harm to our customer and employee relationships, loss of key information, expertise or know-how and unanticipated recruitment and training costs.

Because significant portions of our sales are generated in Canada, fluctuations in foreign currency exchange rates may negatively affect our results of operations.

The reporting currency for our consolidated financial statements is the US dollar. In the future, we expect to continue to derive a significant portion of our net revenue in Canada, and changes in exchange rates between the Canadian dollar and the US dollar may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the exchange rates between the US dollar and the Canadian dollar. The exchange rate of the Canadian dollar against the US dollar has fallen in the last twelve months and our results of operations have suffered from the weakness in the Canadian dollar. If the Canadian dollar continues to weaken relative to the US dollar, our net loss could continue to be adversely affected. We have not historically engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. As we continue to recognize gains and losses in foreign currency transactions, depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business.

Our operating results are subject to seasonal and quarterly variations in our net revenue from operations, which could cause the price of our Common Stock to decline.

We have experienced, and expect to continue to experience, significant seasonal variations in our net revenue from operations. Seasonal variations in our net revenue are primarily related to increased sales of our products during our fiscal fourth quarter, reflecting our historical strength in sales during the holiday season.

Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including, among other things, net revenue and profits contributed by new retailers; increases or decreases in comparable sales; changes in our product mix; and the timing of new advertising and new product introductions.

As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance.

We began selling our products in Canada in January 2010. Our limited operating history makes it difficult to assess the exact impact of seasonal factors on our business or whether or not our business is susceptible to cyclical fluctuations in the economy in the markets in which we operate. In addition, our rapid growth may have overshadowed whatever seasonal or cyclical factors might have influenced our business to date. Seasonal or cyclical variations in our business may become more pronounced over time and may harm our results of operations in the future.

Any future seasonal or quarterly fluctuations in our results of operations may not match the expectations of market analysts and investors. Disappointing quarterly results could cause the price of our Common Stock to decline. Seasonal or quarterly factors in our business and results of operations may also make it more difficult for market analysts and investors to assess the longer-term strength of our business at any particular point, which could lead to increased volatility in our stock price. Increased volatility could cause our stock price to suffer in comparison to less volatile investments.

If we are unable to adequately demonstrate that our independent manufacturers use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation particularly sensitive to allegations of unethical business practices. While our internal and vendor operating guidelines promote ethical business practices such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others, and we, along with a third party that we retain for this purpose, monitor compliance with those guidelines, we do not control our independent manufacturers or their business practices. Accordingly, we cannot guarantee their compliance with our guidelines. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our independent manufacturers or the divergence of an independent manufacturer’s labor or other practices from those generally accepted as ethical in Canada, the United States or other markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our merchandise if, as a result of such violation, we were to attract negative publicity. Other apparel manufacturers have encountered significant problems in this regard, and these problems have resulted in organized boycotts of their products and significant adverse publicity. If we, or other manufacturers in our industry, encounter similar problems in the future, it could harm our brand image, stock price and results of operations.

Risk Related to our Stock and Public Reporting Requirements

While we believe we have taken the steps necessary to improve the effectiveness of our internal control over financial reporting, if we are unable to successfully address or prevent material weaknesses in our internal control over financial reporting, our ability to report our financial results on a timely and accurate basis and to comply with disclosure and other requirements may be adversely affected.

Our management identified material weaknesses in internal control over financial reporting as of January 31, 2015 related to the (i) inadequate segregation of duties and effective risk assessment, (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and Securities and Exchange Commission guidelines, (iii) inadequate security and restricted access to computer systems, including insufficient disaster recovery plans, and (iv) lack of a written whistle-blower policy (see “Item 9A. Controls and Procedures”). As a result of these material weaknesses, our management concluded that, as of January 31, 2015, we did not maintain effective disclosure controls and procedures or internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

We can give no assurances that the measures we take to remediate material weaknesses that we identified will be successful, or that any additional material weaknesses will not arise in the future.

Any material weakness or other deficiencies in our disclosure controls and procedures and internal control over financial reporting may affect our ability to report our financial results on a timely and accurate basis and to comply with disclosure obligations or cause our consolidated financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock or cause investors to lose confidence in our reported financial information. Investors relying upon our consolidated financial statements may make a misinformed investment decision.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 450,000,000 shares of common stock, of which 44,680,674 shares are issued and outstanding as of July 2, 2015. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTCQB marketplace operated by the OTC Markets Group. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on stock exchanges like NYSE and NASDAQ. Accordingly, shareholders may have difficulty reselling any of their shares.

A decline in the price of our common stock could affect our ability to raise further working capital, may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and such other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

The exercise of outstanding options and warrants, as well as the conversion of convertible debt instruments, may have a dilutive effect on the price of our common stock.

To the extent that outstanding stock options and warrants are exercised and convertible debt instruments are converted into shares of our common stock, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options, warrants and convertible debt instruments can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options, warrants or convertible debt instruments.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Risks related to the Offer to Amend and Exercise.

Our Board of Directors makes no recommendation with regard to whether you should accept the Offer to Amend and Exercise.

Although our Board of Directors has approved the Offer to Amend and Exercise, it makes no recommendation as to whether holders of Original Warrants should accept the Offer to Amend and Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Original Warrants for purposes of negotiating the terms of the Offer to Amend and Exercise. We cannot assure you that the value of the shares issued upon exercise of the Amended Warrants will in the future equal or exceed the exercise price per share of the Amended Warrants. We do not take a position as to whether you ought to participate in the Offer to Amend and Exercise.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants for common stock, and will be subject to all the risks associated with being a stockholder of the Company and give up the time value attributable to your Original Warrant.

The Amended Warrants will terminate if the holders do not exercise their Amended Warrants prior to the Expiration Date. If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s common stock. In addition, you will be giving up the time value attributable to your Original Warrants by exercising the Original Warrants, as amended, prior to the original expiration date of your Original Warrant.

The shares of common stock issuable upon exercise of the Amended Warrants are subject to resale and market restrictions during the Lock-Up Period.

The shares of common stock issuable upon exercise of the Amended Warrants are subject to lock up provisions that provide that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period for one hundred and twenty (120) days after the Expiration Date. In addition, the Company may impose stop-transfer restrictions to enforce these restrictions. In addition, a holder, acting alone or with others, participating in the Offer to Amend and Exercise has agreed not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period. As a result, the holder will be subject to market and the other risks discussed herein during the period of these resale and market restrictions.

Income tax consequences of participation in the Offer to Amend and Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of amending the Original Warrants and immediately exercising the Amended Warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 20 “Material U.S. Federal Income Tax Consequences” under “Description of the Offer to Amend and Exercise.”

We will have substantial discretion over the use of proceeds we receive from the exercise of Amended Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Amend and Exercise. See Section 2 “Purposes of the Offer to Amend and Exercise and Use of Proceeds; Plans or Proposals” for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Amended Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Amended Warrants in a manner other than as described in this Offer to Amend and Exercise.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Offer to Amend and Exercise contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE

Naked Brand Group Inc., a Nevada corporation, and its wholly owned subsidiary, Naked Inc., is referred to in this Offer to Amend and Exercise as “we,” “us,” “Naked” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.”

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 54,820,199 shares of common stock (the “Offer to Amend and Exercise”), consisting of outstanding warrants to purchase 54,820,199 shares of the Company’s common stock at an exercise price of $0.15 per share, issued to investors participating in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and issued to certain lenders in connection with certain Amendments to Promissory Note Agreements (the “Amendment Agreements”) dated April 4, 2014 (the “Original Warrants”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 9:00 p.m. (Pacific Time) on August 3, 2015, as may be extended by the Company in its sole discretion (the “Expiration Date”), (iii) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”); and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the” Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

SECTION 1. FORWARD LOOKING STATEMENTS

This Offer to Amend and Exercise contains forward-looking statements. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are only expectations, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause the Company’s (or its industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The factors that could cause the Company’s actual results to differ materially from current expectations include, but are not limited to, the Company’s inability to obtain adequate financing to fund the Company’s ongoing operations, the Company’s inability to accelerate sales and distribution of its men’s collection, the Company’s inability to make available for retail purchase and establish sales of its Dwyane Wade signature collection, sales and distribution for its women’s collection, the Company’s inability to develop and establish sales and distribution of additional product lines, the Company’s failure to obtain or maintain trademark protection for the Company’s intellectual property, volatility in the price of the Company’s raw materials, existing or increased competition, and the Company’s failure to implement the Company’s business plans or strategies. The “Risk Factors” section of this Offer to Amend and Exercise sets forth detailed risks, uncertainties and cautionary statements regarding the Company’s business, the Company’s common stock and the risks of participating in the Offer to Amend and Exercise. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SECTION 2. PURPOSES OF THE OFFER TO AMEND AND EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS

The purposes of this Offer to Amend and Exercise are as follows:

Operating Capital to Fund Ongoing Operations, Help Increase Stockholder’s Equity, Accelerate Sales and Distribution Growth and New Product Development

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants by significantly reducing both the exercise price and the exercise period of the Original Warrants in order to provide funds to support the Company’s operations. The Offer to Amend and Exercise can also help the Company increase stockholders’ equity, which is necessary to the Company’s goal to pursue a listing of its common stock on a national securities exchange. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholders’ equity requirements.

The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations, including the Company’s efforts to accelerate sales and distribution of its men’s collection, to launch and establish sales and distribution for its women’s collection, to develop additional product lines including its recently announced Dwyane Wade signature collection which we anticipate will be completed in the fourth quarter of calendar 2015, and made available for retail purchase in the second quarter of 2016, to implement marketing and brand awareness building campaigns, and to explore opportunities to establish international distribution relationships and other strategic partnerships for the Company.

Plans or Proposals

The Company intends to cancel the Original Warrants that are amended and exercised by the holders thereof pursuant to the Offer to Amend and Exercise. Original Warrants that are not so amended and exercised will remain outstanding pursuant to their original terms.

No plans or proposals described in this Offer to Amend and Exercise or in any materials sent to the holders of the Original Warrants in connection with this Offer to Amend and Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Original Warrants who elects to exercise such holder’s Original Warrants will acquire additional shares of common stock of the Company as a result of such exercise. As of July 2, 2015, the Company had 44,680,674 shares of common stock outstanding. The Original Warrants are exercisable for an aggregate of 54,820,199 shares of common stock. Assuming all Original Warrants are exercised, the Company’s outstanding shares of common stock would increase to 99,500,873 shares, with the shares issued upon exercise of the Original Warrants representing 55.1% of the then outstanding shares of common stock.

SECTION 3. ELIGIBLE WARRANTS

The Original Warrants that are subject to the Offer to Amend and Exercise consist of outstanding warrants to purchase 54,820,199 shares of the Company’s common stock at an exercise price of $0.15 per share, issued to investors participating in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and warrants issued to certain lenders in connection with certain Amendment to Promissory Note Agreements dated April 4, 2014.

Pre-Offering Warrant Amendment Agreements

On July 3, 2015, we entered into separate warrant amendment agreements with Carole Hochman, David Hochman and one other holder, pursuant to which such holders of the warrants amended their warrants to (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period to 20 days, (iii) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The form of warrant exchange agreement is filed as Exhibit 10.1 to our Report on Form 8-K, filed on July 7, 2015, incorporated herein by reference. The foregoing is only a brief description of the material terms of the warrant amendment agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

All of the foregoing warrant holders exercised their respective warrants for 8,210,004 shares of the Company’s common stock.

SECTION 4. EXPIRATION DATE

The Offer to Amend and Exercise will be open through 9:00 p.m., Pacific Time on August 3, 2015, as may be extended by the Company in its sole discretion (the “Expiration Date”).

SECTION 5. TERMS OF AMENDED WARRANTS

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended as described below:

New Exercise Price: The exercise price will be reduced from $0.15 per share to $0.10 per share.

New Termination Date: The termination date of the Original Warrants is being shortened to run concurrently with the Expiration Date.

Lock-Up Period: The Amended Warrants will contain a lock-up provision that provides that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date. In addition, the Company may impose stop-transfer restrictions to enforce these restrictions.

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants.

Market Restrictions: A holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant.

Partial Participation Permitted: Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder of Original Warrants elects to participate in the Offer to Amend and Exercise with respect to less than all of such holder’s Original Warrants, then the Company will issue a new Original Warrant with an exercise price of $0.15 per share exercisable for that number of shares of common stock that such holder elects to exclude from the Offer to Amend and Exercise.

SECTION 6. CONDITIONS TO THE OFFER TO AMEND AND EXERCISE

The Offer to Amend and Exercise is subject to certain conditions as described herein:

(i) As part of the Election to Consent, Participate and Exercise Warrant, the holders of the Original Warrants must complete an Accredited Investor Questionnaire. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act. Although the Company requires that holders of Original Warrants complete an accredited investor questionnaire, holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and at the time of their investment in warrants issued in connection with the Amendment Agreements on April 4, 2014 represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, we ask that they indicate as such in the accredited investor questionnaire by checking the box marked “The undersigned is not an ‘Accredited Investor’ because none of the above apply.

(ii) In addition, we are not making this Offer to Amend and Exercise to, nor will we accept any Election to Consent, Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii) You may not elect to exercise your Original Warrants pursuant to this Offer to Amend and Exercise unless you both consent to (a) the amendment of your Original Warrants in the form of amendment to Original Warrant attached as Exhibit A-1 to the Election to Consent, Participate and Amend Warrant and (b) the exercise of your Amended Warrant, which will happen simultaneously should you choose to participate in the Offer to Amend and Exercise.

SECTION 7. EXTENSION OF OFFER TO AMEND AND EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date. In the event that the Company elects to extend the Expiration Date, it will issue a notice of such extension by press release or other public announcement, which notice will include the approximate number of Warrant Shares to be purchased pursuant to the Offer to Amend and Exercise based upon the Offering Materials received by the Company as of such date, and will be issued no later than 6:00 a.m. Pacific time (9:00 a.m. Eastern time) on the next business day after the scheduled Expiration Date of the Offer to Amend and Exercise

There can be no assurance, however, that the Company will exercise its right to extend the Offer to Amend and Exercise. Amendments to the Offer to Amend and Exercise will be made by written notice thereof to the holders of the Original Warrants. Material changes to information previously provided to holders of the Original Warrants in this Offer to Amend and Exercise or in documents furnished subsequent thereto will be disseminated to holders of Original Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Amend and Exercise, materially amend the Offer to Amend and Exercise, the Company will ensure that the Offer to Amend and Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Amend and Exercise or the information concerning the Offer to Amend and Exercise, or it waives a material condition of the Offer to Amend and Exercise, the Company will extend the Offer to Amend and Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Amend and Exercise or information concerning the Offer to Amend and Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days) will depend on the facts and circumstances, including the relative materiality of such terms or information.

SECTION 8. PROCEDURE FOR PARTICIPATING IN OFFER TO AMEND AND EXERCISE AND EXERCISING AMENDED WARRANTS

To participate in the Offer to Amend and Exercise and exercise an Amended Warrant and receive the number of shares of Company common stock issuable therefor, you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Questionnaire, (iii) the original copy of your Original Warrant (or an Affidavit of Loss and Indemnification Agreement) for cancellation, and (iv) cash in the amount equal to $0.10 per share multiplied by the number of shares of common stock the holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash must be tendered in the form of a check payable to Signature Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant, and the cash must be received before the Expiration Date. Each of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, telephone number (212) 851-8050. Original Warrants must be mailed or physically delivered to the Company, but the Company will accept delivery of the other Acceptance and Exercise Documents via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com

If you execute and deliver an Affidavit of Loss and Indemnification Agreement in lieu of delivering the original copy of your Original Warrant, your Original Warrant will be cancelled by the Company, and the Company will promptly following the Expiration Date issue to you a new Original Warrant with an exercise price of $0.15 per share exercisable for that number of shares of common stock that such holder elects to exclude from the Offer to Amend and Exercise.

SECTION 9. MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Documents on or prior to the Expiration Date, promptly following the Expiration Date, we intend to notify our Escrow Agent and our transfer agent of our acceptance of your payment of the exercise price and your other Acceptance and Exercise Documents and issue and deliver to you the number of shares of Company common stock issuable under the Amended Warrant.

SECTION 10. WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to us. However, to be effective, the Notice of Withdrawal must be properly completed and must be returned, before the Expiration Date, to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, or via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com. Following the Expiration Date, you cannot withdraw your Election to Consent, Participate and Exercise Warrant. However, if we have not accepted your tendered Original Warrants and other Acceptance and Exercise Documents by August 31, 2015, which is the fortieth business day from the commencement of the Offer to Amend and Exercise, you may change your mind and submit a Notice of Withdrawal to us after the Expiration Date.

If you properly withdraw prior to the Expiration Date, we will promptly: (i) cancel your signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant or issue you a new Original Warrant if you submitted an Affidavit of Loss and Indemnification Agreement, and (iii) provide you with a check equal to the amount of cash you paid upon exercise of the Amended Warrant without interest thereon or deduction therefrom.

SECTION 11. REGISTRATION OF WARRANT SHARES

The Original Warrants, the Amended Warrants and the shares of common stock issuable upon exercise of the Original Warrants or Amended Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. There is no established trading market for the Original Warrants or the Amended Warrants, and we do not intend to list the Original Warrants or the Amended Warrants for trading on any exchange or market.

Pursuant to the terms of certain Registration Rights Agreements dated June 10, 2014 and July 8, 2014 between the Company and the purchasers of securities in the Company’s private placement financing with respect to which closing occurred on June 10, 2014 and July 8, 2014, we have previously filed a Registration Statement on Form S-1 (File No. 333-198643) (the “Registration Statement”) to register the resale of the shares of common stock underlying the Original Warrants under the Securities Act. Promptly following the Expiration Date, we intend to file a prospectus supplement to the prospectus included in the Registration Statement to reflect the substantive changes from the information currently set forth in such prospectus as a result of the Offer to Amend and Exercise. Thereafter, subject to your compliance with the Lock-Up Period, the holders of shares of common stock issuable upon exercise of the Amended Warrants and who are listed as selling stockholders in the Registration Statement may sell their shares of common stock covered under the Registration Statement in accordance with the resale restrictions set forth in the “Plan of Distribution” section of the Prospectus in the Registration Statement. Each holder of Original Warrants should read the applicable Prospectus carefully before deciding whether to participate in the Offer to Amend and Exercise. In addition, any holder (including any transferees or acquirers) of an Original Warrant or Amended Warrant who is not listed as a selling stockholder in the Prospectus cannot resell the shares received by such holder upon exercise of an Original Warrant or Amended Warrant in reliance on the Prospectus, unless and until the Company files a prospectus supplement or a post-effective amendment to the Registration Statement to include such holder as a selling stockholder. Absent the filing of the prospectus supplement or post-effective amendment to the Registration Statement, the holder (including any transferees or acquirers) will be required to qualify for an exemption from the registration requirements, which may require a holding period of at least six months.

SECTION 12. TRADING MARKET AND PRICE RANGE OF ORIGINAL WARRANTS, AMENDED WARRANTS AND COMMON STOCK

There is no established trading market for the Original Warrants or the Amended Warrants.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the trading symbol “NAKD”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Set forth below are the range of high and low bid quotations for our common stock from the OTCQB for the periods indicated. The market quotations were obtained from the OTCQB, and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions:

	High	Low
Third quarter (August 1, 2014 to October 31, 2014)	$0.31	$0.1511

Fourth quarter (November 1, 2014 to January 31, 2015)	$0.175	$0.09

First quarter (February 1, 2015 to April 30, 2015)	$0.14	$0.0901

Second quarter (May 1, 2015 to July 2, 2015)	$0.13	$0.0826

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*	Last trading day before printing of this Offer to Amend and Exercise. The Company’s fourth quarter ends on January 31.

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares.

SECTION 13. SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to holders to amend their outstanding Original Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Amend and Exercise.

SECTION 14. TRANSACTIONS AND AGREEMENTS CONCERNING ORIGINAL WARRANTS

Except with respect to the Pre-Offering Warrant Amendment Agreements described in Section 3 above and the negotiation and execution of the Warrant Agent Agreements described in Section 21 below, none of our directors or executive officers participated in any transaction involving the Original Warrants during the past 60 days.

SECTION 15. INFORMATION REGARDING THE COMPANY

The following summary highlights selected information regarding the Company. Because it is a summary, it does not contain all of the information you should consider before making a decision to participate in the Offer to Amend and Exercise or exercise your Amended Warrant. Before making an investment decision, you should read the entire Offer to Amend and Exercise carefully, including the “Risk Factors” section above.

We were incorporated in the State of Nevada on May 17, 2005 under the name of Search By Headlines.com Corp. Effective August 29, 2012, we completed a merger with a newly-formed subsidiary, Naked Brand Group Inc., a Nevada corporation, which was incorporated solely to effect a change of our corporate name. As a result, effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” (“Naked Brand Group”).

Our wholly owned subsidiary is Naked Inc. (“Naked”). Naked was incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.”, changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked continued from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common shares of the Nevada corporation.

Our principal executive offices are located at 95 Madison Avenue, 10th Floor, New York, New York, USA 10016. Our telephone number is (212) 851-8050.

General Development

On July 30, 2012, we closed an Acquisition Agreement with Naked, whereby management and directors of Naked became directors and officers of our company and Naked stockholders exchanged their shares for a total of 13.5 million shares of our company, representing 50% of the company (the “Acquisition”).

Naked is a manufacturer and seller of direct and wholesale men’s undergarments and intimate apparel products in Canada and the United States to consumers and retailers.

As a result of the Acquisition, Naked became a wholly-owned subsidiary of our company and our business became the manufacturer and sale of direct and wholesale men’s undergarments and intimate apparel products in Canada and the United States to consumers and retailers. We operate out of New York, New York, USA.

On August 10, 2012 and November 14, 2013 we entered into Agency and Interlender Agreements (the “Agency Agreements”) with Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders (the “Lenders”) whereby we have issued convertible promissory notes (the “Notes”) in the aggregate principal amount of $775,000 under revolving loan arrangements. An aggregate of $175,000 in principal amounts owing under these Notes were later settled during the year ended January 31, 2015. The Notes are secured by a general security agreement over the present and future assets of our company and are bearing interest at 6% per annum, calculated and payable quarterly. The principal amount outstanding under the Notes, and all accrued and unpaid interest therein, is convertible into common shares of our company at any time at the option of the Lenders at a conversion price of $0.25 per share.

On June 10, 2014 and July 8, 2014, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, we issued Debentures in the aggregate principal amount of $7,309,832. As consideration, our company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159 for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount of the Debentures matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of our company, provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures. Simultaneous with the Offer to Amend and Exercise, we have requested the holders of the Debentures to consent to an amendment to the automatic conversion provisions of the Debenture to provide that the Debentures will automatically convert into shares of the Company’s common stock upon the the closing of any public offering or financing with aggregate gross proceeds to the Company of at least $8,000,000 (the “Gross Proceeds Event”). The Gross Proceeds Event will include the proceeds from the Offer to Amend and Exercise.

Our Current Business

We are Naked Brand Group Inc. and we were founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function. Our core brand philosophy for Naked is “the freedom to be you” and we provide products that help people feel confident, attractive and empowered while being as comfortable as wearing nothing at all. Naked has a strong and growing retail footprint for its innovative and luxurious men's innerwear products in premium online and department stores in North America including, Nordstrom, Hudson Bay Company, Holt & Renfrew, Amazon.com, barenecessities.com and many others. In 2014, renowned designer and sleepwear pioneer, Carole Hochman, joined Naked as Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing Naked into a global lifestyle brand. Naked is now headquartered in New York City, has expanded its men's collections and has developed women's intimate apparel, sleepwear and loungewear collections – the kind of products for which Carole Hochman has been admired for years. The first of these women's collections will be available online and at retail during 2015. In the future, Naked plans to expand into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

On June 18, 2015, we announced a collaboration and endorsement agreement with NBA Champion Dwyane Wade (“Wade”) through his Wade Enterprises, LLC whereby Wade agreed to act as a spokesperson for our brand and spearhead a brand ambassador marketing campaign for our men’s products that is expected to launch in the third quarter of calendar 2015. Wade also joined our corporate Advisory Board. Further, he now serves as Creative Director for the development of a Wade+Naked signature collection of men’s innerwear that we currently expect to launch commercially in the second quarter of 2016. This collection will encompass underwear, undershirts, loungewear, sleepwear and robes for men and boys. We anticipate that our relationship with Wade will:

•	Help us build broader brand awareness with consumers and accelerate sales growth;

•	Help us attract additional distribution relationships in North America, Asia and Europe where basketball is a particularly popular sport and Wade is well known to consumers;

•	Provide us a brand collaboration extension to create new and differentiated products to attract new consumer customers; and

•	Establish brand credibility to help attract future endorsements and consumer influencer relationships

Our goal is to create a new standard for how apparel products worn close to skin fit, feel and function. Our products are sold at premium fashion stores in North America, primarily in Canada and on the West Coast of the United States.

Current Principal Products

We currently offer a variety of innerwear products for men including trunks, briefs, boxer briefs, undershirts, t-shirts, and lounge pants under the Naked brand. Our products are marketed under six major collections including Luxury, Active, Essential, Signature, Silver and Ecoluxe. These collections are produced using a variety of the highest quality fabric: MicroModal, Microfiber, Tencel, Silver, Modal Cotton, and Cotton Stretch. Our complete underwear line is available in MicroModal, Microfiber, Tencel, Modal Cotton and Cotton Stretch, and we sell limited styles of underwear in Silver. We also produce t-shirts in Modal Cotton, MicroModal and Silver. All of these fabrics are readily available in many countries.

MicroModal and Microfiber are smooth, lightweight fabrics engineered for supreme softness comfort and performance. We market our MicroModal collection as under the name Luxury to reflect the exceptionally soft and luxurious feel of our wool-based MicroModal fabric. Our Active collection is based on our high-performance Microfiber fabric, a nylon-based textile that is smooth and resilient while providing moisture-wicking properties. We have been producing our full line of underwear using these fabrics since our inception. Our Essential Cotton Stretch collection is made of high quality Cotton Stretch fabric for a light, comfortable everyday fit. Underwear and undershirts in this collection are sold in 2-packs to access a broader customer base for Naked. Our Modal Cotton fabrics are the basis for our Signature Collection, made available for retail purchase in February 2015, which features underwear and t-shirts constructed from an extraordinarily soft blend of cotton and MicroModal and offer a tailored fit optimal for wearing under anything.

Our Silver collection consists of a boxer brief and V-neck t-shirt and is created with X-Static®, a high-performance fabric, which helps regulate body temperature and provides anti-odor and antimicrobial protection. X-Static® fabric contains 99.9% pure silver woven into the garment's nylon threads, which naturally deters odor-causing bacteria, wicks away moisture, is anti-chaffing and naturally cooling.

Our Ecoluxe Tencel collection uses an innovative and premium fabric that is incredibly soft, breathable and easy to care for. Eco-friendly Tencel(tm) fabric is constructed from natural eucalyptus fibers at nanoscale to offer sustainable comfort and elite performance. It’s great looking, super durable, naturally moisture-wicking, and incredibly soft to the touch. Our Ecoluxe Tencel collection is available in boxer brief, trunk and brief and features a soft, stylish branded waistband.

We are actively focused on the launch of our first collections of women’s intimate apparel, loungewear and sleepwear products. These collections are based on the same amazing MicroModal, Tencel and Cotton Stretch fabrics used in our Luxury, MicroModal, Ecoluxe Tencel and Essential Cotton Stretch collections for men. These women’s collections include a range of products such as soft bras, panties, boyshorts, hipsters, lounge pants and tops, camisoles, tank tops, pajamas, teddies and nightgowns and sleepshirts. We expect some of these products will be available for sales online and in select boutiques during the third quarter of 2015. Other products, including all of our intimate apparel collections will be introduced for retail availability in early 2016.

Production

We utilize manufacturing partners outside of the United States to produce our products. Our products have been made in Canada, Turkey, and China. Currently our primary production is in China.

We have developed good relationships with a number of our vendors and take great care to ensure that they share our commitment to quality and ethics. We do not have any long-term agreements requiring us to use any manufacturer, however during fiscal 2015 we engaged a large apparel sourcing and manufacturing company to partner with us as our primary production source, which will allow us to outsource to them the majority of our production operations for current and future products. We believe this partnership allows us access to the best in class fabrics, materials and manufacturing techniques.

Distribution

Our products are currently targeted at men who are fashion conscious and care about innovation and contemporary design, but also care about comfort, quality and fit when purchasing undergarments. We aim to provide an affordable luxury product for the successful and aspirational customer that enjoys the qualities of a premium undergarment at a price they feel delivers excellent value.

We sell our products through wholesale relationships and through direct to consumer channels. The wholesale channel is currently our largest channel and consists of boutique apparel stores, undergarment stores and department stores. In addition to selling in key department stores in North America, Naked also sells through premier online stores such as Amazon.com, hackberry.com, hisroom.com and freshpair.com.

Our direct-to-consumer channel consists of our online e-commerce store, thenakedshop.com. Our ecommerce site, which was substantially improved to reflect our updated branding in April 2015, provides our customers with a premium experience and access to our entire product line. We expect direct to consumer to become an increasingly significant part of our business as our brand awareness increases in North America and internationally. We believe that the availability of online sales is convenient for our customers and enhances the image of our brand, making our brand and products more accessible in more markets than in brick and mortar stores alone.

We plan to expand to international markets by establishing distributor relationships in key European South American and Asian countries.

We currently work with third party logistics providers to outsource our inventory receiving, warehousing and product distribution and shipping needs. We do not currently have any long-term contracts relating to the distribution of our products.

Sources and Availability of Raw Materials

Raw materials, which include fabric and accessories, may be sourced from all over the world, including Italy, Turkey and China. We believe these high quality fabrics and raw materials are readily available from multiple sources.

Currently, we have partnered with a strategic manufacturing partner who is responsible for all of the sourcing of our raw materials.

Key Customers

In 2015 sales were heavily concentrated with Nordstrom, which accounted for 28% of our sales. During fiscal 2014, Nordstrom accounted for 37% of our sales and Holt Renfrew accounted for 12%. Nordstrom is currently of key importance to our business and our results of operations would be materially adversely affected if this relationship ceased. Although we continue to receive increasing sales orders from these customers, neither Nordstrom nor Holt Renfrew have any ongoing purchase commitment agreement with us therefore we cannot guarantee that the volume of sales will remain consistent going forward.

We have entered into sales agreements with Nordstrom, Holt Renfrew and the Hudson Bay Company which covers the material terms and conditions of purchase orders such as shipping terms, pricing policies, payment terms and cancellation policies.

Marketing

We have engaged consultants, where necessary, to provide marketing consulting services to our company, including assistance with brand management, public relations, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development, and financing assistance. We have also engaged in online marketing aimed at increasing brand awareness. We intend to continue to invest in additional brand building activities, including internet and media marketing to consumers and retailers, attendance at apparel trade shows and exploration of other opportunities.

Competition

Men’s innerwear is a very competitive market with several high profile undergarment manufacturers such as, Calvin Klein, Polo Ralph Lauren, 2(x)ist, Hugo Boss, Tommy John, Saxx Giorgio Armani, MeUndies, Bread&Boxers, Frigo and others. We believe there are currently 70 to 80 competitors in our market sector for men’s undergarments. The market includes increasing competition from established companies who are expanding their production and marketing of undergarments, as well as frequent new entrants to the market. We are in direct competition with such companies. Competition is principally on the basis of brand image and recognition, as well as product quality, innovation, style, distribution and price. To date, we believe that Naked has performed well against competition as a result of our branding strategy and the quality of our products. The products we have introduced to market and the products we plan to introduce are a high value point, which means retailing a high quality product at a competitive price to comparable products, which has allowed us to penetrate the market successfully. The women’s intimate apparel, sleepwear and loungewear markets we plan to enter during 2015 and beyond are also highly competitive.

Our competitive advantages include promoting that our products are as comfortable as wearing nothing at all, which leverages our registered brand name, and retailing high quality products at a lower price than competitors’ comparable products. However, many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

Intellectual Property

We believe that our intellectual property is a critical component of our business success. We currently own four trademarks in Canada, one trademark in the United States and one trademark registered in the European Community. We expect to incur significant expenses for intellectual property applications in key international markets in the 2016 fiscal year.

Employees

We currently employ thirteen full-time employees, of which eleven are employed in the United States and two are employed in Canada. None of our employees are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees are excellent.

Seasonality of Business

We operate in the apparel industry that is subject to seasonality of buying which can affect revenue and cash flows. There are generally two distinct buying seasons in the apparel industry that for men, Fall/Winter season, which falls into the third to fourth quarters of our fiscal year and Spring/Summer season, which falls into the first to second quarters of our fiscal year, with some potential shipments at the last quarter. The womens’ apparel buying markets are more frequent than mens’. In fiscal 2015, the largest revenues were reported in quarters two and three for our fiscal year, arising from seasonal products and sales, and some extraordinary circumstances which are discussed in more detail below. As a result of significant growth and changes to our business with the introductions of a new product line subsequent to the end of the fiscal year, the natural seasonality of our business had a reduced effect. Furthermore, with limited operating history it is difficult to anticipate the effects of seasonality moving forward. Thus, historical quarterly operating trends may not be indicative of future performance because of new product launches and continued early stage sales growth.

Description of Properties

We currently maintain offices at 10th Floor – 95 Madison Avenue, New York, New York, USA, which we lease for approximately $7,000 per month. The lease is on a month-to-month basis.

We believe our New York offices are suitable and adequate premises from which to operate our business at this time as they provide us with sufficient space to conduct our operations.

We do not own any real property.

SECTION 16. HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY

The Company has included the consolidated financial statements of the Company for the fiscal years ended January 31, 2015 and 2014 and the unaudited condensed consolidated interim financial statements for the quarterly period ended April 30, 2015 as Exhibit A and Exhibit B hereto, respectively.

The Company has included unaudited pro forma information reflecting the effect of the Offer to Amend and Exercise attached hereto as Exhibit C. In preparing the attached pro forma condensed financial data, the Company assumed that all holders of Original Warrants to purchase an aggregate of 54,820,199 shares of common stock elected to participate in the Offer to Amend and Exercise and that the Offer to Amend and Exercise was completed as of the end of the quarterly period ended April 30, 2015. This also includes the 8,210,004 Original Warrants which were exercised prior to the commencement of the Offer to Amend and Exercise as described in Section 3 “Eligible Warrants” above. The pro forma consolidated financial data is presented for informational and illustrative purposes only.

As of April 30, 2015, the Company’s cash was $396,758 compared to $1,943,235 at January 31, 2015. During the three months ended April 30, 2015, the Company used $1,527,717 of cash in operations compared to $329,175 for the three month periods ended April 30, 2014. The Company believes its cash resources as of April 30, 2015 are not sufficient to implement its proposed business plan. Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $5,237,637, the Company anticipates it would have sufficient capital to fund its current business plan and meet current obligations until at least the end of fiscal 2016.

SECTION 17. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE OFFER TO AMEND AND EXERCISE

The current officers and directors of the Company are:

Name	Position Held with our Company
Carole Hochman	Chief Executive Officer, Chief Creative Officer, Director, Chairwoman
Joel Primus	President, Secretary, Director
Michael Flanagan	Chief Financial Officer, Chief Operating Officer
Carlos Serra	Vice President Sales & Merchandising
David Hochman	Director & Vice Chairman
Andrew Kaplan	Director
Christopher Heyn	Director
Paul Hayes	Director
Martha Olson	Director

As of April 30, 2015, there were outstanding Original Warrants to purchase an aggregate of 54,820,199 shares of common stock. The Company’s executive officers, directors and control persons, as described below, hold the following Original Warrants and will be entitled to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of Original Warrants:

		Number of	Percentage of
	Position with	Original	Original
Name	the Company	Warrants Held	Warrants Held
Carole Hochman[1]	Chief Executive Officer, Chief Creative Officer,
	Director, Chairwoman	4,704,676	9.0%
David Hochman[2]	Director	905,328	1.7%
Andrew Kaplan	Director	748,535	1.4%
Christopher Heyn	Director	166,667	*

Except as set forth above, none of the Company’s other directors, executive officers or control persons hold Original Warrants.

________________________
* Less than 1%.
1 Prior to the commencement of the Offer to Amend and Exercise, Carole Hochman exercised 3,570,000 Original Warrants as described in Section 3 “Eligible Warrants” above.
2 Prior to the commencement of the Offer to Amend and Exercise, David Hochman exercised 1,706,670 Original Warrants as described in Section 3 “Eligible Warrants” above.

Except as set forth above, none of the Company’s other executive officers, directors or control persons hold Original Warrants.

SECTION 18. LEGAL MATTERS AND REGULATORY APPROVALS

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer to Amend and Exercise and the issuance of the shares of common stock upon the exercise of the Amended Warrants. Our obligations under the Offer to Amend and Exercise are subject to the conditions described in Section 6 “Conditions of the Offer to Amend and Exercise” above.

SECTION 19. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences that we believe will be applicable to Original Warrant holders who participate in the Offer to Amend and Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

This discussion does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances, or to those Original Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Original Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the “Code”).

This discussion assumes that Original Warrant holders hold the Original Warrants as capital assets. In addition, the following discussion does not address the tax consequences of the participation in the Offer to Amend and Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the U.S. federal income tax consequences of participating in the Offer to Amend and Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

Tax Treatment of Original Warrant Holders Participating in the Offer to Amend and Exercise

Although not free from doubt, the Company intends to take the position that the amendment of your Original Warrants followed by an exercise of the Amended Warrants are treated as separate events for U.S. tax purposes and that the exchange of Original Warrants for Amended Warrants will therefore constitute a recapitalization within the meaning of Code Section 368(a)(1)(E) for U.S. federal income tax purposes, followed by the subsequent exercise of the Amended Warrants. Under this treatment, (i) the exchange of Original Warrants for Amended Warrants by an Original Warrant holder would not require income recognition under Code Section 356, (ii) such U.S. holder’s tax basis in the shares of our common stock received upon exercise of the Amended Warrants would be equal to the U.S. holder’s tax basis in the Original Warrants plus the amount of any cash paid to exercise the Amended Warrants, and (iii) the holding period of the common stock would begin on the day after the exercise of the Amended Warrants.

The foregoing tax discussion is based on current tax law, regulations and interpretive rulings as they exist at this time. The Internal Revenue Service has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Amend or of a holder’s participation in the Offer to Amend, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the Offer to Amend, the U.S. federal income tax consequences of the Offer to Amend are unclear, and alternative characterizations are possible that could require you to recognize gain or loss or may impact your holding period. Therefore, we urge you to consult your tax advisor regarding the potential tax consequences of the Offer to Amend to you in your particular circumstances, including the consequences of possible alternative characterizations.

Distributions on Common Stock Received upon Exercise of Amended Warrants

After you exercise the Amended Warrant, any distributions you receive in respect of our common stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder currently qualify for taxation at a reduced 15% rate (subject to increase for tax years beginning after December 31, 2012) if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our common stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the common stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

For taxable years beginning after December 31, 2012, certain holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. You are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains arising from ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, common stock. Under the Code and applicable Treasury Regulations, a holder of common stock may be subject to backup withholding (currently at a rate of 28%, subject to increase for taxable years beginning after December 31, 2012) with respect to dividends paid on common stock, or the proceeds of a sale, exchange or disposition of common stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

SECTION 20. ACCOUNTING TREATMENT

If the Original Warrants are amended and exercised pursuant to the Offer to Amend and Exercise, the Company’s cash will increase by the net aggregate proceeds from exercise of $5,237,637 and there will be a corresponding increase to shareholders’ equity for the same amount.

In addition, the Company determined that the Offer to Amend and Exercise must be accounted for using modification accounting pursuant to the guidance under Accounting Standards Codification 718 (“ASC 718”). Under this guidance, a short-term inducement offer shall be accounted for as a modification of the terms of equity based awards, only to the extent that the inducement is accepted by the equity holders. Modification accounting requires the incremental fair value of the instrument arising from the modification to be recognized as an expense on the income statement, or a charge directly to equity, depending on the nature of the offer. The Company determined that it would be appropriate to record the incremental fair value from the Offer to Amend and Exercise as a charge directly to accumulated deficit.

SECTION 21. FEES AND EXPENSES

The Company has retained Noble Financial Capital Markets (the “Warrant Agent”) to act as its exclusive Warrant Agent for the Offer to Amend and Exercise pursuant to Warrant Agent Agreement attached as Exhibit (d)(1) to the Schedule TO. The Warrant Agent, in accordance with the terms of the Warrant Agent Agreement, will use its reasonable best efforts to maximize the number of holders of Original Warrants who elect to participate in the Offer to Amend and Exercise and exercise their Amended Warrants, including appropriate communications with the Original Warrant holders, as well as with the Original Warrant holders’ brokers, agents or other representatives. The Warrant Agent will receive an aggregate fee equal to 5% of the cash exercise prices paid by certain holders of the Original Warrants who participate in the Offer to Amend and Exercise.

The Company has agreed to indemnify the Warrant Agent against certain liabilities in connection with the Offer to Amend and Exercise, including certain liabilities under the federal securities laws. The Company may also use the services of its officers and employees to solicit holders of the Original Warrants to participate in the Offer to Amend and Exercise without additional compensation.

SECTION 22. TRANSFERS

The terms of the Original Warrants provide that a holder may transfer the Original Warrants to a third party if the transfer qualifies for an exemption from the registration requirements of the Securities Act to the reasonable satisfaction of the Company. Any holder of an Original Warrant who desires to transfer an Original Warrant should contact the Company prior to such transfer to ensure that the planned transfer satisfies the transfer restrictions set forth in the Original Warrants.

SECTION 23. ADDITIONAL INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 13 of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

SECTION 24. INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Warrant Agent at the following address.

Noble Financial Capital Markets
951 Yamato Road, Suite 210
Boca Raton, Florida 33431
Attention: Francisco Penafiel
(561) 994-5740

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Consent, Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, telephone number (212) 851-8050, or via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com.

Sincerely,
/s/ Carole Hochman
Carole Hochman
Chief Executive Officer
Naked Brand Group Inc.
95 Madison Avenue, 10th Floor,
New York, New York 10016

Exhibit A

NAKED BRAND GROUP INC.

Tel: 212-885-8000	100 Park Avenue
Fax: 212-697-1299	New York, NY 10017
www.bdo.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Naked Brand Group Inc.
New York, NY

We have audited the accompanying consolidated balance sheet of Naked Brand Group Inc. as of January 31, 2015 and the related consolidated statements of operations, stockholders’ equity (capital deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company incurred a net loss of $21,078,265 for the year ended January 31, 2015, had a capital deficit of $2,224,180 at January 31, 2015 and the Company expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

New York, NY

April 30, 2015

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2 Canada

To the Stockholders and Board of Directors
Naked Brand Group Inc.

We have audited the accompanying consolidated balance sheet of Naked Brand Group Inc. as of January 31, 2014 and the related consolidated statements of operations, changes in stockholders’ equity (capital deficit), and cash flows for the year ended January 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2014 and the results of its operations and its cash flows for the year ended January 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended January 31, 2014 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a working capital deficiency, is in default with respect to certain loan agreements and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO CANADA LLP

Chartered Accountants
Vancouver, Canada

May 14, 2014

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

Naked Brand Group Inc.
Consolidated Balance Sheets
(Expressed in US Dollars)

As at January 31,	2015	2014
ASSETS
Current assets
Cash	$1,943,235	$67,478
Accounts receivable, net	99,145	68,859
Advances receivable, net	-	50,000
Inventory, net	183,226	604,046
Prepaid expenses and deposits	383,651	70,666
Total current assets	2,609,257	861,049
Equipment, net	21,141	6,300
Intangible assets, net	44,156	39,877
Deferred financing fees	43,422	65,539

TOTAL ASSETS	$2,717,976	$972,765
LIABILITIES AND STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$299,887	$639,099
Interest payable	62,650	-
Promissory notes payable	3,450	397,422
Current portion of convertible promissory notes	-	1,022,294
Derivative financial instruments	-	241,618
Total current liabilities	365,987	2,300,433
Deferred compensation	170,369	-
Convertible promissory notes	605,850	1,670
Derivative financial instruments	3,799,950	-
TOTAL LIABILITIES	4,942,156	2,302,103
STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Common stock
Authorized
450,000,000 common shares (2014: 100,000,000 common shares), par value $0.001 per share
Issued and outstanding
40,415,485 common shares (2014: 34,728,139)	40,416	34,728
Common stock to be issued	15,000	7,500
Accumulated paid-in capital	25,044,330	4,874,095
Accumulated deficit	(27,317,681)	(6,239,416)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)
Total stockholders’ equity (capital deficit)	(2,224,180)	(1,329,338)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,717,976	$972,765

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statement of Operations
(Expressed in US Dollars)

for the year ended January 31,	2015	2014

Net sales	$557,212	$639,107

Cost of sales	800,695	587,639

Gross profit (loss)	(243,483)	51,468

Operating Expenses
General and administrative expenses	6,690,553	2,830,661
Foreign exchange	26,323	14,426

Total operating expenses	6,716,876	2,845,087

Operating loss	(6,960,359)	(2,793,619)

Other income (expense)
Interest expense	(465,618)	(77,381)
Accretion of debt discounts and finance charges	(2,425,697)	(737,595)
Derivative expense	(12,028,383)	(170,500)
Loss on extinguishment of debt	(810,765)	(468,753)
Debt conversion expense	(309,011)	-
Fair value mark-to-market adjustments	1,921,568	9,358

Total other expense	(14,117,906)	(1,444,871)

Net loss for the year	$(21,078,265)	$(4,238,490)

Net loss per share
Basic	$(0.58)	$(0.14)
Diluted	$(0.58)	$(0.14)

Weighted average shares outstanding
Basic	36,146,353	31,418,517
Diluted	36,146,353	31,418,517

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)

						Accumulated	Total
			Accumulated			Other	Stockholders’
	Common Stock		Paid-in	Common stock	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	to be issued	Deficit	Income (Loss)	(Deficiency)
Balance - February 1, 2013	28,522,000	$28,522	$2,158,151	$3,750	$(2,000,926)	$(6,245)	$183,252
Shares issued pursuant to private placement repricing	214,000	214	239,466	-	-	-	239,680
Shareholder dividend	-	-	(239,680)	-	-	-	(239,680)
Private placements	3,333,000	3,333	679,917	-	-	-	683,250
Offering costs	-	-	(26,610)	-	-	-	(26,610)
Shares issued/to be issued in exchange for services rendered	644,843	645	143,644	3,750	-	-	148,039
Modification of convertible debt terms and warrants	-	-	485,704	-	-	-	485,704
Shares issued in connection with promissory notes	402,000	402	132,118	-	-	-	132,520
Warrants issued in connection with promissory notes	-	-	18,400	-	-	-	18,400
Shares issued under equity line with Lincoln Park	1,519,500	1,520	298,480	-	-	-	300,000
Less: issuance costs	-	-	(58,656)	-	-	-	(58,656)
Derivative liability reclassification	92,796	92	7,221	-	-	-	7,313
Issuance of detachable warrants	-	-	41,225	-	-	-	41,225
Beneficial conversion feature	-	-	17,600	-	-	-	17,600
Agent’s warrants - convertible promissory notes	-	-	67,600	-	-	-	67,600
Derivative liability reclassification	-	-	177,900	-	-	-	177,900
Stock based compensation	-	-	731,615	-	-	-	731,615
Net loss for the year	-	-	-	-	(4,238,490)	-	(4,238,490)
Balance, January 31, 2014	34,728,139	$34,728	$4,874,095	$7,500	$(6,239,416)	$(6,245)	$(1,329,338)
Shares issued in connection with promissory notes	40,000	40	2,710	-	-	-	2,750
Modification of convertible debt terms and warrants	-	-	697,400	-	-	-	697,400
Return to treasury pursuant to private placement escrow agreement	(600,000)	(600)	600	-	-	-
Shares issued in settlement of debt	2,205,745	2,206	537,103	-	-	-	539,309
Shares issued in exchange for services rendered	225,000	225	32,175	7,500	-	-	39,900
Shares issued as payment in kind for interest owing under convertible debt arrangements	1,949,933	1,950	272,873	-	-	-	274,823
Shares issued pursuant the conversion of debt	1,866,668	1,867	138,133	-	-	-	140,000
Derivative liability reclassifications	-	-	15,171,000	-	-	-	15,171,000
Stock based compensation	-	-	3,318,241	-	-	-	3,318,241
Net loss for the year	-	-	-	-	(21,078,265)	-	(21,078,265)
Balance, January 31, 2015	40,415,485	$40,416	$25,044,330	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

for the years ended January 31,	2015	2014
Cash flows from operating activities
Net loss for the year	$(21,078,265)	$(4,238,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	2,109	(3,247)
Provision for obsolete inventory	179,000	-
Depreciation and amortization	29,858	22,748
Other non cash items (Schedule 1)	17,333,256	2,218,214
Unrealized foreign exchange	2,760	(2,984)
Finance fees paid in connection with debt extinguishment	(38,008)	(2,520)
Increase (decrease) in cash resulting from change in:
Accounts receivable	(32,395)	339,101
Advances receivable	50,000	(50,000)
Prepaid expenses and deposits	(312,985)	(23,518)
Inventory	241,820	(367,896)
Accounts payable	(312,499)	356,974
Interest payable	62,650	-
Deferred compensation	170,369	-
Net cash used in operating activities	(3,702,330)	(1,751,618)
Cash flows from investing activities
Acquisition of intangible assets	(27,549)	(5,517)
Purchase of equipment	(21,429)	(6,230)

Net cash used in investing activities	(48,978)	(11,747)

Cash flows from financing activities
Proceeds from share issuances	-	983,250
Share issuance offering costs	-	(85,266)
Proceeds from the issuance of promissory notes	927,168	571,122
Repayments of promissory notes	(413,385)	(199,897)
Proceeds from convertible promissory notes	6,094,100	958,500
Repayments of convertible promissory notes	(364,640)	(381,177)
Debt offering costs	(616,178)	(45,553)
Repayments of related party payables	-	(13,916)
Net cash provided by financing activities	5,627,065	1,787,063

Net increase in cash	1,875,757	23,698

Cash at beginning of the year	67,478	43,780
Cash at end of the year	$1,943,235	$67,478

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

Supplemental Cash Flow Information

for the years ended January 31,	2015	2014
Cash paid during the period for:
Interest	$112,251	$65,148
Taxes	-	-
Non-cash financing activities:
Extinguishment of accounts payable with equity	$11,158	39,820
Discount on debt financing	-	127,220
Settlement of notes through the issuance of shares	225,308	-
Deferred financing costs	-	88,400

Schedule 1 to the Statement of Cash Flows

Profit and loss items not involving cash consists of:
Shares issued for services	$-	$140,539
Shares to be issued in exchange for services	39,900	7,500
Loss on extinguishment of debt	810,765	468,753
Stock based compensation	3,318,241	731,615
Derivative expense	12,028,383	170,500
Change in fair value of derivative financial instruments	(1,921,568)	(9,358)
Debt issuance costs paid in warrants	1,552,700	-
Debt conversion expense	309,011	-
Amortization of deferred financing fees	674,069	269,472
Interest capitalized to convertible debt	10,372	1,365
Shares issued as penalty under debt agreements	1,250	2,900
Interest paid in kind	274,823	-
Accretion of debt discount	235,310	434,928
	$17,333,256	$2,218,214

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)

1.	Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of direct and wholesale men’s undergarments and intimate apparels in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). Established in 2010, Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function.

The Company currently operates out of New York, United States of America and Abbotsford, British Columbia, Canada. In the future, Naked plans to expand into other women’s intimate apparel, sleepwear and loungewear as well as other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

2.	Ability to Continue as a Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of January 31, 2015, the Company had not yet achieved profitable operations and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Accounting

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Naked. All inter-company transactions and balances have been eliminated.

Reporting Currency and Foreign Currency

The functional currency of the Company is the US dollar. Transaction amounts denominated in foreign currencies are translated into their US dollar equivalents at exchange rates prevailing at the transaction dates. Foreign currency gains and losses on transactions or settlements are recognized in the consolidated statement of operations.

These consolidated financial statements have been presented in US dollars, which is the Company’s reporting currency.

Naked Brand Group Inc.
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of January 31, 2015 and 2014, there is only a single reportable operating segment.

The Company operates in one industry, the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

	2015	2014
United States	$343,769	$394,867
Canada	213,443	244,240
	$557,212	$639,107

At January 31, 2015, the net book value of long-lived assets all located within North America were as follows:

	2015		2014
	Equipment	Intangible assets	Equipment	Intangible assets

United States	$12,688	$14,211	$-	$-
Canada	8,453	29,945	6,300	39,877

	$21,141	$44,156	$6,300	$39,877

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured.

Accounts receivable consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. The Company estimates an allowance for doubtful accounts based on historical losses, the existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on the Company’s marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the carrying amount of inventory.

Equipment

Equipment is recorded at cost. Equipment is depreciated using the straight-line method over the estimated useful lives.

The estimated useful lives for each asset group are as follows:

Years

Furniture and equipment	4
Computer equipment	2

At the time depreciable property is retired or otherwise disposed of the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations.

Intangible Assets

Indefinite-life intangible assets, consisting of costs to acquire trademarks with an indefinite life, are recorded at cost, net of impairment charges, if applicable. No amortization has been taken on indefinite life intangible assets. Indefinite-life intangible assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Website Costs

The Company recognizes the costs associated with developing a website in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350–40, Website development costs (“ASC 350-40”).

Internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred to develop internal–use computer software during the application development stage are capitalized. Training costs are not internal–use software development costs and, if incurred during this stage, are expensed as incurred.

These capitalized costs are amortized based on their estimated useful life over two years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable. Such a review involves assessing qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that a long-lived asset is impaired.

If the Company assesses that there is a likelihood of impairment, then the Company will perform a quantitative analysis comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value. Management has determined that no impairment has been identified in the years ended January 31, 2015 or 2014.

Shipping and Handling Costs

Costs associated with the Company’s third-party shipping, warehousing and handling activities are included within operating expenses on the statement of operations.

(i)

Shipping costs associated with marketing related promotions are included as a component of general and administrative expenses as office and miscellaneous expense. These shipping costs were $25,930 for the year ended January 31, 2015 ($41,696 for the year ended January 31, 2014).

(ii)	Shipping costs billed to customers are recorded as revenues and related out-bound shipping costs incurred by the Company are recorded as cost of sales.

(iii)

Warehousing and handling costs, and shipping costs associated with transfers of inventory to and from third party warehouses to the Company’s warehouse are included in general and administrative expense as warehouse management. These warehousing, shipping and handling costs were $91,000 for the year ended January 31, 2015 ($104,580 for the year ended January 31, 2014).

Advertising Expense

The Company expenses advertising costs to operations during the period in which they were incurred. The Company expensed $38,278 and $60,011 related to advertising for the years ended January 31, 2015 and 2014, respectively.

Income Taxes

The current income tax represents the amount of income taxes expected to be paid or the benefit expected to be received for the current year taxable income or loss. Deferred income taxes are recognized for the future tax consequences of temporary differences arising between the carrying value of assets and liabilities for financial statement and tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company recognizes the impact of a tax position in the consolidated financial statements if the position is more likely than not to be sustained upon examination on the technical merits of the position. The Company’s policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company files income tax returns in the U.S. Federal jurisdiction and various state and local jurisdiction. The Company’s returns are no longer subject to U.S. Federal tax examination for years before 2011. The Company has no uncertain tax positions as of January 31, 2015 and 2014, respectively; consequently no interest or penalties have been accrued by the Company.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals;

Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, related party payables and convertible promissory notes. Other than convertible promissory notes, the fair values of these financial instruments approximate their respective carrying values because of the short maturity of these instruments. The Company determined that the aggregate fair value of promissory notes payable outstanding at January 31, 2015 and 2014, based on Level 2 inputs in the fair value hierarchy, was equal to their aggregate book value based on the short maturities and current borrowing rates available to the Company.

The fair value of the Company’s convertible promissory notes is based on Level 3 inputs in the fair value hierarchy. The Company calculated the fair value of these notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion feature using the following assumptions:

	2015	2014
Risk-free interest rate	0.61%	0.05%
Expected life (years)	2.34	0.36
Expected volatility(1)	147.42%	212.64%
Stock price	$0.12	$0.08
Dividend yields	0.00%	0.00%

________________________
(1) Where the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

The Company determined that the fair value of the convertible promissory notes at January 31, 2015 was $15,476,300 (2014: $1,209,300) based on a market interest rate of 18%.

Debt issuance costs

The Company incurs costs in connection with debt issuances, such as commissions and professional fees. Debt issuance costs are initially recorded as deferred financing expense on the consolidated balance sheets, and are amortized to financing expense over the term of the respective borrowings using the effective interest method.

Any costs incurred or paid to the lender in connection with the issuance of debt represent a reduction in the proceeds received by the Company. The resulting discount is amortized as accretion expense over the term of the debt using the effective interest method.

Derivative Financial Instruments

The Company evaluates stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest inception date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the binomial option pricing model. This model uses Level 3 inputs in the fair value hierarchy established by ASC 820 Fair Value Measurement.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Actual results could materially differ from those estimates. The most significant estimates made by the Company are those relating to uncollectible receivables, inventory valuation and obsolescence, product returns, and derivative valuations.

Loss per share

Earnings or loss per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income (loss) by the weighted-average of all potentially dilutive shares of common stock that were outstanding during the periods presented.

The treasury stock method is used in calculating diluted EPS for potentially dilutive stock options and share purchase warrants, which assumes that any proceeds received from the exercise of in-the-money stock options and share purchase warrants, would be used to purchase common shares at the average market price for the period.

EPS for convertible debt is calculated under the “if-converted” method. Under the if converted method, EPS is calculated as the more dilutive of EPS (i) including all interest (both cash interest and non-cash discount amortization) and excluding all shares underlying the Notes or; (ii) excluding all interest and costs directly related to the convertible debt (both cash interest and non-cash discount amortization) and including all shares underlying the convertible debt. For the years ended January 31, 2015 and 2014, diluted EPS was calculated by including interest expense related to the convertible debt and excluding the shares underlying the convertible debt.

Net loss per share was determined as follows:
	2015	2014
Numerator
Net Loss	$(21,078,265)	$(4,238,490)
Less: Shareholder dividend – Note 12(i)	-	(239,680)
	$(21,078,265)	$(4,478,170)
Denominator
Weighted average common shares outstanding	36,146,353	31,418,517

Basic and diluted net loss per share	$(0.58)	$(0.14)

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants and options outstanding	136,935,946	6,775,446
Convertible debt	97,997,760	9,651,379
	235,868,706	16,426,825

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

The Company accounts for the granting of equity based awards to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all equity based awards is expensed over their vesting period with a corresponding increase to additional paid in capital. Compensation costs for stock-based payments to employees with graded vesting are recognized on a straight-line basis. The amount of cumulated compensation expense recognized at any date must at least equal the portion of the grant date value of the award that is vested at that date.

Based on guidance in ASC 505-50, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4.	Inventory

Inventory of the Company consisted of the following:

	2015	2014

Finished goods	$362,226	$528,461
Raw materials	-	75,585
	362,226	604,046
Less: allowance for obsolete inventory	(179,000)	-

Total inventory	$183,226	$604,046

Balances at January 31, 2015 and 2014 are recorded at historical cost, less amounts for potential declines in value. At January 31, 2015, management has recorded an allowance for obsolescence of $179,000 (2014: $Nil) to reduce inventory to its estimated net realizable value.

5.	Equipment

Equipment of the Company consisted of the following at January 31, 2015 and January 31, 2014:

	2015	2014
Furniture & equipment	$11,630	$6,630
Computer equipment	20,963	4,534
	32,593	11,164
Less: Accumulated depreciation	(11,452)	(4,864)
	$21,141	$6,300

Depreciation expense for the year ended January 31, 2015 was $6,588 (2014: $1,694).

6.	Intangible Assets

Intangible assets of the Company consisted of the following at January 31, 2015 and 2014:

			Useful life
	2015	2014	(Years)
Trade Names/Trademarks	$39,781	$24,874	Indefinite
Website	49,512	44,512	2

	89,293	69,386
Less: accumulated amortization	(45,137)	(29,509)

	$44,156	$39,877

Amortization expense for the year ended January 31, 2015 was $23,270 (2014: $21,054).

7.	Related Party Transactions and Balances

Related Party Balances

At January 31, 2015, included in advances receivable is an amount of $Nil (2014: $50,000) paid to a director of the Company as an advance for expenses to be incurred on behalf of the Company in the January, 2015 fiscal year.

At January 31, 2015, included in accounts payable and accrued liabilities is $17,060 (2014: $24,682) owing to directors and officers of the Company for reimbursable expenses and accrued management bonuses. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At January 31, 2015, an amount of $978,779 (2014: $Nil) in principal amounts of convertible notes payable and $8,247 in accrued interest payable, was owing to directors and officers of the Company. Included in convertible notes payable at January 31, 2015 is an amount of $791 (2014: $Nil) in respect of these amounts owing, after applicable unamortized debt discounts.

Related party transactions

During the year ended January 31, 2015, included in general and administrative expenses is $58,400 (2014: $112,700) in respect of directors fees and investor relations fees, $3,147,400 (2014: $267,918) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $132,500 (2014: $Nil) in respect of marketing fees paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Pursuant to a board agreement dated September 24, 2013, the Company agreed to issue 75,000 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term. During the year ended January 31, 2015, the Company recorded directors fees of $24,900 (2014: $25,500) in respect of common shares earned under this agreement. The fair values per share were determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued.

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and Director (the “CEO”) of the Company for a term of three years whereby (a) the CEO shall be entitled to a base salary of $400,000 per year, provided the CEO will forgo the first twelve months of the base salary and only receive minimum wage during that period; (b) the CEO received a sign-on stock option grant to purchase 57,150,000 shares of common stock of the Company, equal to 20% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, (the “CEO Options”), with each option exercisable at $0.128 per share and vesting in equal monthly instalments over a period of three years from the date of grant; and (c) the CEO will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by the Company’s board of directors. In connection with this employment agreement, the Company has agreed to issue 100,000 common shares to a consultant of the Company. An amount of $15,000 is included in common stock to be issued at January 31, 2015. The fair value of $0.15 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. At January 31, 2015, an amount of $170,369 (2014: $Nil) in deferred compensation related to the amortization of total base salary compensation due under this employment agreement, which is being amortized on a straight line basis over the term of the employment agreement. During the year ended January 31, 2015, the CEO received minimum wages compensation of $10,400 (2014: $Nil) under the terms of this employment agreement.

Effective June 9, 2014, the Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) of the Company for a term of four years whereby (a) the CFO shall be entitled to a base salary of $200,000 per year; and (b) the CFO received a sign-on stock option grant to purchase 2,800,000 shares of common stock of the Company (the “CFO Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

On June 6, 2014, the Company’s board of directors granted options to purchase an aggregate of 4,320,000 of our common shares to two directors of the Company (the “Director Options”). The options are exercisable at $0.128 per share and are vesting annually over a period of four years from the date of grant, commencing on the first anniversary of the grant date.

Effective June 23, 2014, the Company entered into an employment agreement with an officer (the “Officer”) of the Company for a term of four years whereby (a) the Officer shall be entitled to a base salary of $175,000 per year; and (b) the Officer received a sign-on stock option grant to purchase 3,700,000 shares of common stock of the Company (the “Officer Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

8.	Promissory Notes Payable

	January 31, 2015	January 31, 2014

Promissory note bearing interest at 10% per annum payable at maturity, unsecured, matured on February 1, 2014(ii)	$-	75,000

Promissory note in the principal amount of $309,062, non-interest bearing, unsecured, repayable in five equal semi-monthly instalments of $41,667 plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The one-time interest charge of 15%, or $37,500 is convertible at maturity, at the option of the holder, into shares of common stock of the Company at a price of $0.10 per share (iii)	-	309,062

Promissory note in the principal amount of CDN$28,750, non-interest bearing, repayable in equal instalments of CDN$3,125 over the remaining term of the note, unsecured. The note may be repaid at any time before maturity without notice, bonus or penalty. The final CDN$3,750, representing a 15% original issue discount (“OID”) is repayable upon the company reporting net income from operations in a single month (iv)	3,450	14,668

Promissory note in the principal amount of CDN$57,500, non-interest bearing, repayable in equal instalments of CDN$9,583 over the remaining term of the note, unsecured. The note may be repaid at any time before maturity without notice, bonus or penalty (v)	-	43,250
Less: debt discounts	-	(44,558)
	3,450	397,422
Less: current portion	$(3,450)	(397,422)
	$-	$-

(i)

On April 7, 2014, the Company entered into a Securities Purchase Agreement with certain purchasers pursuant to which the Company agreed to issue 6% Senior Secured Convertible Promissory Notes (the “SPA Notes”) in the aggregate principal amount of $1,083,797. As consideration, the Company (i) received cash proceeds equal to $878,704 (the “Cash Proceeds”); (ii) exchanged a promissory note with an outstanding amount of $76,388 (Note 9(i)), being the principal and accrued interest due under a convertible promissory note dated December 24, 2013 for the issuance of a SPA Note in the same amount; and (iii) exchanged a promissory note with an outstanding amount of $128,705 (Note 9(iii)), being the remaining principal amount due under a convertible promissory note dated October 2, 2013 for the issuance of a SPA Note in the same amount.

Repayment of the SPA Notes was collateralized against all the tangible and intangible assets of the Company. The principal amount of $1,083,797 were to mature on April 7, 2015 (the “Maturity Date”) and was bearing interest at the rate of 6% per annum, payable on the Maturity Date. On June 10, 2014, these notes, along with accrued interest of $10,362 were exchanged for securities in a subsequent offering (Note 9(i)), at an exchange rate equal to 90% of the price paid by investors in that offering. The Company recorded debt conversion expense of $121,573, related to this purchase price discount upon these Notes being converted for units in the subsequent offering.

The Company incurred $89,849 in issuance costs in respect of the SPA Notes.

During the year ended January 31, 2015, the Company recorded $10,372 (2014: $Nil) in respect of interest on this note and $89,849 (2014: $Nil) in respect of the accretion of deferred financing fees.

(ii)

During the year ended January 31, 2014, the Company received $75,000 in respect of a promissory note in the principal amount of $75,000. The promissory note matured on February 1, 2014 and was bearing interest at a rate of 10% per annum payable at maturity.

During the year ended January 31, 2015, the Company issued 796,850 common shares of the Company in full and final settlement of this note, along with accrued interest of $4,685. This resulted in a loss on extinguishment of debt of $119,528. The fair value of $0.25 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

During the year ended January 31, 2015, the Company recorded $935 (2014: $3,750) in respect of interest on this note, up to the date of settlement of this note.

(iii)

During the year ended January 31, 2014, the Company issued a promissory note in the principal amount of $309,062, which was comprised of: (i) $250,000 consideration received; (ii) a one-time interest charge of $37,500, being 15% of the proceeds received (the “OID”); and (iii) an amount of $21,562, being the remaining principal balance due under a separate note agreement with the same lender.

The promissory note was repayable in five monthly instalments of $41,667 over the term of the note plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The Company repaid this promissory note during the year ended January 31, 2015.

The issuance of this promissory note as consideration of the remaining balance due and payable under the previous Note was recorded at the redemption amount pursuant to the applicable guidance under ASC 470-20.

During the year ended January 31, 2015, the Company recorded accretion expense of $33,972 (2014: $3,528) in respect of the accretion of the discount on this note.

(iv)

On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the year ended January 31, 2015. The OID is repayable upon the Company recognizing net income from operations in any given month during the term of the note.

As additional consideration for entering into the loan, the Company issued 22,000 common shares of the Company to the lender. The fair value at issuance of these shares of $5,720, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $3,670 resulted in a debt discount at issuance of $9,390, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense of $3,280 (2014: $6,110) in respect of the accretion of the discount on this note.

(v)

On December 20, 2013, the Company issued a promissory note in the principal amount of CDN$57,500. The Company received $47,660 (CDN$50,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,149 (CDN$7,500). The note matured and was repaid during the year ended January 31, 2015.

As additional consideration for entering into the loan, the Company issued 25,000 common shares of the Company to the lender. The fair value at issuance of these shares of $3,000, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $7,149 resulted in a debt discount at issuance of $10,149, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense $7,985 (2014: $2,164) in respect of the accretion of the discount on this note.

(vi)

On February 12, 2014, the Company issued a promissory note in the principal amount of CDN$61,295. The Company received $48,463 (CDN$53,300) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,270 (CDN$7,995). The note matured and was repaid during the year ended January 31, 2015.

As additional consideration for entering into the loan, the Company issued 25,000 common shares of the Company to the lender. The fair value at issuance of these shares of $1,500, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $7,270 resulted in a debt discount at issuance of $8,770, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense of $8,770 (2014: $Nil) in respect of the accretion of the discount on this note and financing fees of $935 (2014: $Nil) in respect of a finder’s fee paid in connection with the issuance of this note.

9.	Convertible Promissory Notes Payable

	January 31, 2015	January 31, 2014

Senior Secured Convertible Debentures, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to First and Second Kalamalka Amendment Agreement, due June 10, 2017 (i).	$7,169,832	$-

Revolving Credit Facility, bearing interest at 12% per annum, due August 16, 2014 (ii)	-	500,000

Revolving Credit Facility, bearing interest at 12% per annum, due January 31, 2014 (ii)	-	275,000

First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to Senior Secured Convertible Debentures due June 10, 2017 (Note 9 (i)) (ii)	600,000	-

Convertible promissory note payable, non-interest Bearing, due February 9, 2014 (iii)	-	128,704

Convertible promissory note payable, non-interest bearing, due November 13, 2014 (iv)	-	124,444

Convertible promissory notes, bearing interest at 8% per annum, due September 23, 2014 (v)	-	91,688

Convertible promissory notes, bearing interest at 8% per annum, due September 17, 2014 (vi)	-	84,085
Less: debt discounts	(7,163,982)	(179,957)
	605,850	1,023,964
Less: current portion	-	(1,022,294)
	$605,850	$1,670

(i)	Senior Secured Convertible Debentures

On June 10, 2014 and July 8, 2014, the Company entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, the Company issued Debentures in the aggregate principal amount of $7,309,832. As consideration, the Company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159 (Note 8(i)), being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of the Company provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. At January 31, 2015, such equity conditions had not been met and, consequently, payment of interest owing in shares of common stock (“in kind”) is not permitted under the terms of the Debentures, unless such condition is formally waived by each holder. During the year ended January 31, 2015 and in connection with the first interest payment dates, the Company received waivers from holders of $4,874,832 in outstanding principal amounts of the Debentures. Such holders received payment of interest in kind, resulting in the issuance of 1,949,933 shares of our common stock as payment for $146,245 in interest due. The fair value of the shares issued of $274,823 was determined with reference to the quoted market price of the shares on the date they were issued as payment in kind.

The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures are collateralized against all the assets of the Company and its subsidiary, pursuant to a security agreement between the Company and an agent for the Purchasers.

The Company issued an aggregate of 48,732,310 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 48,732,310 shares of common stock at an initial exercise price of $0.15 per share, subject to adjustment. The Company has the right to call the Warrants if the volume weighted average closing price of its common shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date the Company delivers notice in writing to the Warrant holders announcing the call of the Warrants.

At the date of issuance of the Debentures and Warrants, the Company was authorized to issue 100,000,000 shares of common stock, which was insufficient to settle the conversion of the Debentures and exercise of the Warrants. Consequently, under the guidance of ASC 815, management recorded a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”). The terms of the Registration Rights Agreement also trigger the requirement to account for the related embedded conversion option and investor warrants that have not been included in an effective registration statement as derivative financial instruments pursuant to the guidance of ASC 815.

The Company also agreed to grant piggyback registration rights whereby the Company is required to include the shares of common stock issuable pursuant to exercise of the Agent Warrants in the Registration Statement.

The Company allocated the proceeds from the issuance of the Debentures first to the derivative financial instruments, at their fair values, with the remainder being allocated to the Debentures. The fair value of the derivative financial instruments of $19,338,215 at issuance resulted in a debt discount at issuance of $7,309,832, the entire aggregate principal balance of the Debentures. The remaining derivative financial instruments value over the proceeds of the debt at issuance of $12,028,383 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2015. This discount was being amortized using the effective interest method over the term of the Debentures.

During the year ended January 31, 2015, the Company recorded accretion expense of $5,895 (2014: $Nil) in accretion of this discount.

In connection with the Offering, the Company incurred finance fees of $2,021,213 as follows:

(i)	The Company paid a cash commission of $468,513, or 8% of the gross proceeds raised from certain of the Purchasers;

(ii)

The Company issued 11,063,696 warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The fair value of the finder’s warrants of $1,552,700 was determined using an option pricing model under the following assumptions:

	June 10, 2014	July 8, 2014
Risk-free interest rate	1.71%	1.70%
Expected life (years)	5.00	5.00
Expected volatility(1)	147.39%	147.39%
Stock price at issuance	$0.15	$0.1624
Dividend yields	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The finance fees were allocated to the Debentures and related derivative financial instruments in the same proportion as the allocation of proceeds to each instrument at the issuance date and, consequently, since the derivative financial instruments were allocated 100% of the proceeds, these finance charges were allocated to the derivative financial instrument at issuance and, as a result of these instruments being carried at fair value, were recorded as an immediate finance expense on the consolidated statement of operations during the year ended January 31, 2015.

On September 8, 2014, the Company filed an initial prospectus on Form S-1 with the Securities and Exchange Commission (SEC) to register the sale of up to 41,569,071 shares issuable upon exercise of certain of the warrants issued in connection with the Offering, including 2,400,000 warrants issued under the Kalamalka Notes (Note 8(ii)) which contained piggyback registration rights, and 39,169,071 of the Warrants. On October 8, 2014, the SEC declared the registration statement effective.

During the year ended January 31, 2015, the Company issued an aggregate of 1,866,668 shares of common stock pursuant to the conversion of $140,000 in principal amounts owing under the Debentures.

(ii)	Senior Secured Convertible Note Agreements with Kalamalka Partners

August, 2012 Credit Facility

On August 10, 2012, the Company and its wholly owned subsidiary, Naked, entered into the Agency Agreement with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreement whereby the Company agreed to borrow up to $800,000 from the Lenders under a revolving loan arrangement by the issuance of convertible promissory notes from time to time as such funds are required by the Company.

During the year ended January 31, 2013, the Company issued convertible promissory notes in the aggregate principal amount of $500,000 (the “First KPL Notes”) and an aggregate of 100,000 share purchase warrants to the Lenders (the “Lender Warrants”) exercisable into one common share of the Company as follows: 25,000 Lender Warrants exercisable at $0.25 until August 10, 2015, 25,000 Lender Warrants exercisable at $0.50 until August 10, 2015 and 50,000 Lender Warrants exercisable at $0.25 until August 10, 2014.

The First KPL Notes were initially bearing interest at 12% per annum, calculated and payable monthly. The principal amount outstanding under any First KPL Note and all accrued and unpaid interest therein, were initially convertible into common shares of the Company at $0.75 per share at any time at the option of the Lender. These terms were later amended, as set forth below.

The First KPL Notes were collateralized by a first priority general security agreement over the present and future assets of the Company.

Pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Closing Notes between the Closing Notes and the detachable Lender warrants using the relative fair value method. The fair value of the Lender Warrants of $22,100 at issuance resulted in a debt discount at issuance of $20,940, which were being amortized using the effective interest method over the term of the Notes. During the year ended January 31, 2015, the Company recorded accretion expense of $5,587 (2014: $10,462) in respect of the accretion of this discount and $10,192 (2014: $59,618), in interest in respect of these Notes.

Funds advanced under the loan were restricted for inventory and accounts receivable whereby we could fund up to 90% of the Company’s accounts receivable and inventory (the “Borrowing Margin Requirements”). “Inventory” included raw materials in transit and in our possession, materials in the course of production, work in progress and unsold finished goods, all valued at cost. Receivables were marginable until 60 days from the invoice date, after which time such receivables had no value for margining purposes, except that up to $10,000 of receivables were marginable if such receivables were more than 60 days old but less than 90 days old.

First Amendments

During the year ended January 31, 2013, the Company’s borrowing under the First KPL Notes exceeded the Borrowing Margin Requirements and these First KPL Notes entered into default. As a result, on July 22, 2013, the Company entered into an Amendment Agreement with Kalamalka and the Lenders. Pursuant to the Amendment Agreement, the Company amended the Notes to reduce the conversion price from $0.75 to $0.50 per share and amended the terms of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants such that the expiry of all of the warrants was extended by three years. In addition, the Amendment Agreement reduced the total commitment of the revolving loan facility from $800,000 to the $500,000 already advanced.

The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $485,704 as the premium of the aggregate fair value of the amended notes of $778,553 over their carrying values of $488,849 immediately prior to the amendments, plus the fair value of the modification of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants. The Company calculated the fair value of the amended convertible promissory notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.10%
Expected life (years)	1.07
Expected volatility(1)	151.47%
Stock price	$0.52
Dividend yields	0.00%

The fair value of the modification of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants of $196,000 was determined as the difference between the fair value of these warrants immediately prior to the amendments and the fair value of these warrants immediately after the amendment. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	1.03%
Expected life (years)	4.25
Expected volatility(1)	249.92%
Stock price at date of issuance	$0.52
Dividend yields	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2014, with a corresponding credit to additional paid in capital. In connection with the reduction in borrowing capacity, the Company wrote off $56,555 of unamortized deferred finance charges in proportion to the decrease in the borrowing capacity, and incurred $2,520 in deferred financing fees in connection with the amendments. This cost was recognized as finance charges on the consolidated statement of operations during the year ended January 31, 2014. On April 4, 2014, $400,000 of the $500,000 principal balance was further amended and included in the First Kalamalka Amended Agreement below.

Second Amendments

On April 4, 2014, the Company entered into another Amendment Agreement (the “First Kalamalka Amendment Agreement”) with Kalamalka and certain of the Lenders as set out in the Amendment Agreement (collectively, the “First Tranche Lenders”) amending the Agency and Interlender Agreement dated August 10, 2012 (the “First Agency Agreement”). In connection with the First Agency Agreement, the Company amended several of the Notes in the aggregate principal amount of $400,000 (the “First Tranche Kalamalka Notes”) as follows; (i) the Company extended the due date of the First Tranche Kalamalka Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the First Tranche Kalamalka Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) the Company removed the Borrowing Margin Requirements; (iii) the Company amended the First Tranche Kalamalka Notes to reduce the conversion price from $0.50 per share to $0.25 per share; and (v) 500,000 share purchase warrants exercisable at a strike price of $0.50 until August 10, 2017 held by Kalamalka and 100,000 share purchase warrants at a strike price of $0.50 until August 10, 2018 (the “Existing Warrants”) were exchanged for 600,000 New Warrants, as defined and described below (the “Exchanged Warrants”).

As consideration for facilitating such amendments, the Company granted 1,200,000 share purchase warrants to the First Tranche Lenders and Kalamalka (the “New Warrants”).

Each New Warrant is exercisable into one common share at a price of $0.15 per share for a period of five years from the closing date of the Subsequent Financing (Note 8(i)). The Company has the right to call the New Warrants if the volume weighted average closing price of the Company’s shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after twenty four months following the closing date. In that event, the New Warrants will expire 30 days following the date the Company delivers notice in writing to the warrant holders announcing the call of the New Warrants. In addition, the New Warrants contained piggyback registration rights on any subsequent registration statement filed with the SEC. The New Warrants were included in the registration statement declared effective by the SEC on October 8, 2014 (Note 9(i)).

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $480,900 as the premium of the aggregate fair value of the amended notes and New Warrants and Exchanged Warrants of $857,300 over their carrying values of $376,400 immediately prior to the amendments. The Company calculated the fair value of the amended Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$0.23
Dividend yields	0.00%

The fair value of the New Warrants of $256,400 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$0.23
Dividend yields	0.00%

The fair value of the Exchanged Warrants of $23,300 was determined as the difference between the fair value of these warrants exchanged and the fair value of the New Warrants received. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

	Existing	Exchanged
	Warrants	Warrants
Risk-free interest rate	0.96%	1.71%
Expected life (years)	3.52	5.00
Expected volatility(1)	146.70%	149.76%
Stock price at date of issuance	$0.23	$0.23
Dividend yields	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2015, with a corresponding credit to additional paid in capital. In connection with the First Kalamalka Amendment Agreement and the Second Kalamalka Amendment Agreement (as defined and described below), the Company incurred $36,993 in financing fees. These cost have been recorded as a deferred financing charge and are being amortized using the effective interest method over the term of the amended Notes. During the year ended January 31, 2015, the Company recorded financing expense of $23,043 (2014: $Nil) in respect of the amortization of these charges.

On May 12, 2014, the remaining Note in the aggregate principal amount of $100,000 plus $1,868 in accrued interest therein was settled by the issuance of 1,018,685 common shares of the Company at a conversion price of $0.10 per share. The Company recorded debt conversion expense of $187,438, related to the fair value of the additional units issued as a result of converting at the lower conversion price than the contractual conversion rate. The fair value of the shares issued was determined with reference to their quoted market price on the date of issuance.

November, 2013 Credit Facility

On November 14, 2013, the Company entered into an Agency and Interlender Agreement dated November 14, 2013 (the “Agency Agreement”) with Kalamalka, and certain lenders as set out in the Agency Agreement (the “Lenders”), whereby the Company agreed to borrow up to $300,000 from the Lenders from time to time (the “Loan”). In connection with the closing of the Agency Agreement, the Company issued: (i) two convertible promissory notes (collectively, the “Second KPL Notes”) in the aggregate principal amount of $100,000 and (ii) an aggregate of 125,000 share purchase warrants (each, a “Lender Warrant”) to the Lenders. On November 26, 2013, the Company issued (i) additional Second KPL Notes in the principal amounts totaling $100,000 and (ii) 125,000 additional Lender Warrants and on December 24, 2013 the Company issued (i) an additional Second KPL Note in the principal amount of $75,000 and (ii) 115,000 additional Lender Warrants.

Each Lender Warrant is exercisable into one Share at a price of $0.10 per Share for a period of two years from the date of issuance.

Each Second KPL Note was due on January 31, 2014 (the “Due Date”) and was bearing interest at the rate of 12% per annum, calculated daily and payable on the Due Date. The principal amount outstanding under any Note, and all accrued but unpaid interest thereon, were convertible into shares of common stock of the Company at a price of $0.25 per share at any time at the option of the respective Lender. Repayment of the Notes was secured by general security agreements dated November 14, 2013, as amended and restated, made by each of the Company and its wholly owned subsidiary in favor of Kalamalka, as agent for the Lenders.

As consideration for facilitating the Loans, the Company issued an aggregate of 362,500 warrants (the “Kalamalka Warrants”) to Kalamalka, each Kalamalka Warrant exercisable into Shares at a price of $0.10 per Share for two years from the date of issuance.

Pursuant to the guidance of ASC 470-20 Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Second KPL Notes between the Second KPL Notes and the detachable Lender warrants using the relative fair value method.

The Company recorded a beneficial conversion feature in the amount of $17,600 in respect of first tranche of $100,000 issued in connection with the closing of the Agency Agreement. The beneficial conversion feature was calculated based on a comparison of the proceeds of the Notes allocated to the Second KPL Notes and the fair value of the common stock at the commitment date of the Notes.

The fair value of the Lender Warrants of $58,600 at issuance resulted in a debt discount of $41,225, and along with a beneficial conversion feature of $17,600, resulted in a total debt discount at issuance of $58,825, which was amortized using the effective interest method over the term of the Second KPL Notes to January 31, 2014. During the year ended January 31, 2015, the Company recorded accretion expense of $Nil (2014: $58,825) in respect of the accretion of this discount and $5,605 (2014: $5,531), in interest in respect of these Second KPL Notes.

The fair value of the Agent’s Warrants of $67,600 was recorded as a deferred financing charge and was amortized to income over the term of the Second KPL Notes to January 31, 2014 using the effective interest method. During the year ended January 31, 2015, the Company recorded $2,968, respectively (2014: $67,600) in financing charges in respect of the amortization of these fees and other legal fees incurred in connection with the issuance of these Second KPL Notes.

The fair value of the Agents Warrants and the Lender Warrants at issuance was determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	0.63%
Expected life (years)	3.00
Expected volatility(1)	144.71%
Stock price at date of issuance	$0.20
Dividend yields	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

On January 31, 2014, the Company did not repay the Notes at maturity. On April 4, 2014, the Company entered into an Amendment Agreement (the “Second Kalamalka Amendment Agreement”) with Kalamalka and certain lenders as set out in the Agreement (collectively, the “Second Tranche Lenders”) amending the Agency and Interlender Agreement dated November 14, 2013 (the “Second Agency Agreement”). In connection with the Second Agency Agreement, the Company amended certain convertible term promissory notes in the aggregate principal amount of $200,000 (the “Second Tranche Notes”) as follows; (i) the Company extended the due date of the Second Tranche Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the Second Tranche Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; and (iii) the Company removed the Borrowing Margin Requirements.

As consideration for facilitating such amendments, the Company granted 600,000 New Warrants to the Second Tranche Lenders and to Kalamalka.

Repayment of the First Tranche Notes and the Second Tranche Notes is collateralized by a general security agreement dated November 14, 2013, as amended on April 4, 2014 (the “Kalamalka Security Agreement”), made by the Company in favour of Kalamalka, as agent for the First Tranche Lenders and Second Tranche Lenders, which Kalamalka Security Agreement ranks pari passu with the Security Agreements entered into with the Lenders in respect of the Offering (Note 9(i)).

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $216,500 as the premium of the aggregate fair value of the amended Second KPL Notes and New Warrants of $416,500 over their carrying values of $200,000 immediately prior to the amendments. The Company calculated the fair value of the amended Second KPL Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$0.23
Dividend yields	0.00%

The fair value of the New Warrants of $127,700 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$0.23
Dividend yields	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2015, with a corresponding credit to additional paid in capital.

In addition, during the year ended January 31, 2015, the Company exchanged a Second KPL Note with an outstanding amount of $76,388, including accrued interest of $1,388, for the issuance of a SPA Note in the same amount (Note 8(i)). The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the exchange of debt instruments. Under the guidance of ASC 470-50, the exchange was considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting. The Company calculated the fair value of the amended Second KPL Note by discounting future cash flows using a discount rate representative of current borrowing rates for debt instruments and valuing the discount included in the amended Second KPL Note with respect to its conversion into a Subsequent Financing (Note 8(i)). There was a trivial gain on settlement which was not recorded in these consolidated financial statements.

(iii)

On October 4, 2013, the Company issued an Original Issue Discount (OID) convertible promissory note in the amount of $343,212. The purchase price for this note was $300,000. The note was to mature on February 9, 2014, and was repayable in eight equal instalments of $42,902 over the term of the note (each a “Regular Repayment”).

As additional consideration for entering into the note, the Company issued 200,000 common shares to the lender (the “Fee Shares”). The fair value at issuance of the Fee Shares of $48,000, determined with reference to the quoted market price of these shares at the date of issuance, was recorded as a debt discount at issuance, which was being amortized using the effective interest method over the term of the note.

In addition, the lender was entitled to 5,000 common shares in the event the Company did not make a Regular Repayment when due and payable under the terms of the note. During the year ended January 31, 2015, the Company requested an extension on the sixth, seventh and eighth Regular Repayments and, consequently the Company issued 15,000 common shares to the lender. The fair value of these shares of $1,250, which was determined with reference to the quoted market price of the Company’s stock on the commitment date, was recorded as a charge to general and administrative expense in the consolidated statement of operations for the year ended January 31, 2015.

During the year ended January 31, 2015, the Company recorded accretion expense of $7,754 (2014: $83,458) in respect of the accretion of this discount on this note.

In connection with the issuance of this note, the Company incurred deferred finance fees of $53,054 as follows:

(a)

The Company paid $2,500 and issued 10,000 common shares as a structuring fee, and paid $12,125 in legal fees and expenses incurred by the lender. The fair value of the common shares issued of $2,400, was determined with reference to the quoted market price of these shares on the commitment date of the convertible promissory note.

(b)

In addition, the Company paid a finder’s fee of $11,429 and 120,000 share purchase warrants. The share purchase warrants are exercisable into common shares of the Company at $0.2799 per share for a period of two years from the date of issuance. The fair value of the finder’s warrants of $18,400 was determined using an option pricing model under the following assumptions:

Risk-free interest rate	0.33%
Expected life (years)	2.00
Expected volatility(1)	211.16%
Stock price at issuance	$0.24
Dividend yields	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The deferred finance fees were recorded as a deferred finance charge and were amortized to income over the term of the note using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $3,607 (2014: $48,916) in respect of the amortization of these charges.

On April 7, 2014, the Company entered into a debt settlement agreement with this lender pursuant to which the Company agreed to exchange the remaining outstanding amount of $128,705 for the issuance of a new SPA note (Note 8(i)). The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the exchange of debt instruments. Under the guidance of ASC 470-50, the exchange was considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting. The Company calculated the fair value of the amended Note by discounting future cash flows using a discount rate representative of current borrowing rates for debt instruments and valuing the discount included in the amended note with respect to its conversion into a Subsequent Financing (Note 8(i)). There was a trivial gain on settlement which was not recorded in these consolidated financial statements.

(iv)

On November 13, 2013, the Company issued a promissory note in the principal amount of up to $500,000 plus accrued and unpaid interest and any other fees. On November 13, 2013, the Company received $100,000, after an OID of 10%, with the remaining balance of the note payable by the lender in such amounts and at such dates as the lender may choose in its sole discretion.

The maturity date for the note was November 13, 2015. The principal sum, plus any accrued but unpaid interest thereon, of the note may be converted, at any time by lender, into shares of common stock of the Company at a price which is the lesser of $0.265 or 60% of the lowest trade price in the 25 trading days prior to the conversion (the “Conversion Price”).

The Company was permitted to repay the promissory note at any time on or before 90 days from November 13, 2013 with 0% interest. If the Company did not repay the promissory note within the 90 days then a one-time interest charge of 12% will be applied to the principal sum. The Company did not repay the note on or before 90 days from November 13, 2013 and consequently, a one-time interest charge of 12%, of $13,333, was applied to the principal balance outstanding. This one-time interest charge of $13,333 was accrued in the financial statements for the year ended January 31, 2014.

In connection with the issuance of this promissory note, the Company had agreed that the terms of the promissory note will be amended if any securities are issued, while the promissory note is outstanding, at terms more favorable to the terms contained in the promissory note, such that the more favorable terms would become part of the transaction documents of the Lender. This ratchet provision and conversion feature violated the fixed for fixed criteria resulting in the recording of a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

The Company allocated the proceeds from the issuance of the promissory note first to the derivative financial instrument, at its fair value, with the remainder being allocated to the promissory note. The fair value of the derivative financial instrument of $155,500 at issuance resulted in a debt discount at issuance of $111,111, the entire principal balance of the promissory note. The remaining derivative financial instrument value over the proceeds of the debt at issuance of $55,500 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2014. This discount was being amortized using the effective interest method over the term of the promissory note.

During the year ended January 31, 2015, the Company recorded accretion expense of $2,065 (2014: $670) in accretion of this discount.

On June 5, 2014, the Company entered into a Note Termination Agreement pursuant to which the Company agreed to settle the full amount outstanding under the Note in exchange for (i) a one-time cash payment of $175,000 and (ii) 330,000 common shares of the Company. This resulted in a loss on extinguishment of debt of $38,405, being the fair value of aggregate consideration given of $217,240 less the book value of this Note of $3,735 (after a debt discount of $120,709) and a related embedded conversion feature being accounted for as a derivative liability of $175,100. The fair value of $0.128 per share related to the share consideration was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

(v)

On December 23, 2013, the Company entered into two securities purchase agreements (the “Securities Purchase Agreements”) dated December 23, 2013 with two lenders, whereby the Company could issue six convertible notes, each in the aggregate principal amount of $25,000 (each, a “Note”). The first two of the Notes were paid for by the lenders in cash (the “Cash Notes”) and the third, fourth, fifth and sixth of the Notes (the “Back End Notes”) were initially paid for by the issuance of four offsetting $25,000 secured notes receivable issued to the Company by the lenders (each, a “Offsetting Note”), provided that prior to conversion of the four Back End Notes as described below, the lenders must have paid off the applicable Offsetting Note in cash.

The Cash Notes matured on September 23, 2014 and were accruing interest at the rate of 8% per annum. The principal sum and any accrued and unpaid interest of the Notes were convertible, at the option of the holder, at any time after 180 days after issuance, and after full cash payment for the shares convertible thereunder, at a price per share equal to 55% of the average of the two lowest closing bid prices as reported on the OTCQB for the ten prior trading days.

The Notes could be redeemed at any time on or before 180 days after issuance, subject to redemption premiums of 20-40%, after which time the notes could not be redeemed.

The Cash Notes were recorded as stock settled debt in accordance with ASC 480 whereby a put premium of $20,455 was recorded on each Cash Note and was being amortized using the effective interest method over the term of the respective Cash Note.

The Back End Notes were presented net of their respecting Offsetting Note as these Notes had no substance until the applicable Offsetting Note has been paid for in cash by the Lender.

During the year ended January 31, 2015, the Company recorded accretion expense of $16,280 (2014: $4,456) in accretion of these discounts.

In connection with the issuance of the Cash Notes, the Company incurred deferred finance fees of $8,000. The deferred finance fees were recorded as a deferred finance charge and were being amortized to income over the term of the Cash Notes using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $6,944 (2014: $1,056) in respect of the amortization of these charges.

During the year ended January 31, 2015, the Company repaid the Cash Notes for cash payments totaling $69,464. The repayment of these Cash Notes resulted in a total gain on extinguishment of debt of $5,000, being the carrying value of the Cash Notes less the total cash consideration paid upon redemption.

In accordance with the terms of the Securities Purchase Agreement, all Back End Notes and Offsetting Notes were cancelled upon repayment of the Cash Notes.

(vi)

The Company entered into a securities purchase agreement dated December 30, 2013 (the “SPA”) with a lender, whereby the Company issued a convertible note in the aggregate principal amount of $83,500 (the “Note”).

The Note matured on September 17, 2014 and was accruing interest at a rate of 8% per annum. The principal sum and any accrued and unpaid interest of the Note was convertible, at the option of the holder, at any time after 180 days after issuance, at a price for each share equal to 61% of the average of the three lowest closing bid prices as reported on the OTCQB for the ten prior trading days.

The Note could be redeemed at any time on or before 180 after issuance, subject to redemption premiums of 15-40%, after which time the notes could not be redeemed.

In connection with the issuance of this Note, the Company had agreed that the terms of the Note would be amended if any securities are issued, while the Note is outstanding, at terms more favorable to the terms contained in the Note, such that the more favorable terms would become part of the transaction documents of the Lender. This ratchet provision and conversion feature violated the fixed for fixed criteria resulting in the recording of a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

The Company allocated the proceeds from the issuance of the Note first to the derivative financial instrument, at its fair value, with the remainder being allocated to the Note. The fair value of the derivative financial instrument of $8,376 at issuance resulted in a debt discount, which was being amortized using the effective interest method over the term of the Note.

During the year ended January 31, 2015, the Company recorded accretion expense of $3,826 (2014: $989) in accretion of this discount.

In connection with the issuance of the Note, the Company incurred deferred finance fees of $11,500. The deferred finance fees were recorded as a deferred finance charge and were being amortized to income over the term of the Note using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $10,180 (2014: $1,320) in respect of the amortization of these charges.

During the year ended January 31, 2015, the Company repaid the Note. The repayment of these Cash Notes resulted in a gain on extinguishment of debt of $27,958, being the cash consideration paid upon redemption less the carrying value of the Note and the related embedded conversion feature of $64,900, which was being accounted for as a derivative financial instrument.

10.	Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 9 (i), (iv) and (vi)), which have no observable market data and are derived using an option pricing model measured at fair value on a recurring basis, using Level 3 inputs to the fair value hierarchy, at January 31, 2015 and 2014:

	2015	2014
Embedded conversion features	$1,769,100	$241,618
Warrants	2,030,850	-

Derivative financial instruments	$3,799,950	$241,618
Less: Current Portion	-	(241,618)
	$3,799,950	-

These derivative financial instruments arise as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

From time to time, the Company has issued notes with embedded conversion features which contain price-protection features that result in these instruments being treated as derivatives. In addition, during the year ended January 31, 2015, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts (Note 9(i)). Further, these embedded conversion features and warrants issued during the year ended January 31, 2015 were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments until such time as the shares become eligible for sale without volume limitations or other restrictions. As a result, the Company is required to account for these instruments as derivative financial instruments until such time as the shares were no longer subject to the constraints of the registration rights agreement.

During the year ended January 31, 2015, the Company received stockholder approval through written shareholder consent to increase the authorized shares of common stock in the Company from 100,000,000 to 450,000,000, which amount is now sufficient to fully settle all the outstanding contracts. In addition, during the year ended January 31, 2015, the registration statement covering the resale of certain of the warrants covered under the registration rights agreement that were required to be accounted for as derivative liabilities, was filed with and was declared effective by the Securities and Exchange Commission. Additionally, certain registration exemptions were triggered to permit the resale of certain of the shares underlying embedded conversion features. Consequently, certain of these warrants and certain embedded conversion features were no longer required to be accounted for as liabilities. Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

As a result of the application of ASC 815, the Company has recorded these derivative financial instruments for the year ended January 31, 2015 and for the year ended January 31, 2014 at their fair value as follows:

	2015	2014

Derivative financial instruments, beginning of the period	$241,618	$-
Fair value of warrants and embedded conversion features at commitment dates	20,890,900	428,876
Fair value mark to market adjustments	(1,921,568)	(9,358)
Extinguishment of derivative liability upon extinguishment of host contract	(240,000)	(177,900)
Reclassification of derivative liability upon change in triggering events	(15,171,000)	-

Derivative financial instruments, end of the period	$3,799,950	$241,618

On the commitment date of the related convertible promissory notes, the Company recorded a debt discount to the extent of the gross proceeds of the promissory note, and immediately expensed any remaining derivative value as a derivative expense. During the year ended January 31, 2015, the Company recorded $12,028,383 (2014: $170,500) in derivative expense.

During the year ended January 31, 2015, the Company recorded other income (expenses) of $1,921,568 (2014: $9,358) related to the change in fair value of the warrants and embedded conversion features, which is presented in the change in fair value of derivative financial instruments in the accompanying consolidated statements of operations.

The embedded conversion features and warrants accounted for as derivative financial instruments have no observable market and the Company estimated their fair values at January 31, 2015 and 2014 using the binomial option pricing model based on the following weighted average management assumptions:

	Reclassification	January 31,	January 31,
	Date	2015	2014
Risk-free interest rate	1.06%	0.92%	0.34%
Expected life (years)	3.22	3.42	1.78
Expected volatility(1)	134.33%	136.25%	132.09%
Stock price	$0.15	$0.12	$0.08
Dividend yields	0.00%	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

During the years ended January 31, 2015 and 2014, the Company repaid certain promissory notes which contained derivative financial instruments and the corresponding derivative financial instrument were extinguished upon extinguishment of the related host contract.

11.	Securities Purchase Agreement

On September 10, 2013, the Company entered into an $8,300,000 securities purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $8,300,000 in value of its shares of common stock from time to time over a 24 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $0.35 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 600,000 shares of the Company’s common stock for $300,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 919,500 shares of common stock as a commitment fee and shall issue up to 330,000 shares pro rata, when and if, Lincoln Park purchases at the Company’s discretion the remaining $8,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On December 12, 2013, this registration statement was declared effective by the SEC.

The Company incurred $58,656 in direct expenses in connection with the Purchase Agreement and registration statement. These were recorded as share issuance costs as a charge against additional paid in capital during the year ended January 31, 2014. The shares of common stock issued as a commitment fee are being recorded as a share issuance cost at par value with a corresponding charge against additional paid in capital in the period they are issued. During the year ended January 31, 2015, the Company did not issue any securities under this Purchase Agreement.

12.	Stockholders’ Equity

Authorized

On June 6, 2014, the Company’s board of directors approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 450,000,000. The shareholders of the Company ratified and approved this amendment through a majority vote of written consent of the Company’s stockholders on August 21, 2014.

Year ended January 31, 2015

i)	On May 12, 2014, the Company issued an aggregate of 1,815,535 common shares in settlement of loans outstanding of $180,703, including aggregate accrued interest of $5,703.

ii)	On June 17, 2014, the Company issued 330,000 common shares as partial consideration related to the settlement of a loan outstanding of $124,444.

iii)

On June 17, 2014, the Company issued 60,210 common shares as payment to a vendor for fees rendered, pursuant to a debt settlement agreement dated May 16, 2014 whereby the Company agreed to settle $4,605 (CDN$5,000) in amounts owing to the vendor. This resulted in a loss on extinguishment of debt of $3,945. The fair value of $0.142 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

iv)

On September 25, 2014, the Company issued 225,000 common shares to a director of the Company as consideration under a board agreement dated September 24, 2013 (the “Board Agreement”). These shares were recorded at their fair values on the date they were committed to be issued pursuant to the Board Agreement. The fair values per share were determined with reference to the quoted market price of the Company’s stock on the respective commitment dates.

Year ended January 31, 2014

i)

On February 21, 2013, the Company reduced the price of 200,000 units and 14,000 common shares issued during the year ended January 31, 2013 from $0.50 to $0.25 per unit and share, respectively. Consequently, the Company issued 200,000 units and 14,000 common shares for no additional consideration. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $0.75 per share for a period of two years from the date of the initial offering. The Company determined that the aggregate fair value on the grant date of these units and shares was $239,680 and recorded the entire amount as a shareholder dividend in the financial statements during the year ended January 31, 2014. The fair value of $1.12 per share was determined by reference to the quoted market price of the Company’s stock on the date of issuance.

ii)

On April 19, 2013, the Company issued 1,993,000 shares of common stock at a price of $0.25 per share and 100,000 units of the Company at $0.25 per unit for gross proceeds of $523,250. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $0.25 per share for a period of two years. In connection with the foregoing private placement, the Company issued 104,440 warrants to four finders. Each warrant is exercisable into one share of common stock of the Company at an exercise price of $0.75 per share for a period of two years. The Company paid finder’s fees of $26,610 in connection with this private placement.

iii)	On May 6, 2013, the Company issued 1,000,000 shares of common stock at a price of $0.25 per share for gross proceeds of $250,000 to be received in four tranches as follows:

(i)	$50,000 payable on closing of the Financing (the “Closing”)(received);

(ii)	$50,000 payable on or before the date which is five months from the Closing (the “First Tranche”)(received);

(iii)	$50,000 payable on or before the date which is ten months from the Closing (the “Second Tranche”); and

(iv)	the remaining $100,000 payable on or before the date which is one year from the Closing (the “Final Tranche”)

In connection with the 800,000 common shares issuable in connection with the First Tranche, the Second Tranche and the Final Tranche, the Company entered into an escrow agreement pursuant to which these shares were placed in escrow to be released when the Company received full payment for such shares.

The Company paid a finders’ fee of 20,000 warrants in connection with this private placement. These warrants are exercisable at $0.25 per share for a period of two years.

On April 7, 2014, the Company did not receive payment for the Second Tranche and the remaining 600,000 common shares held in escrow were returned to the Company’s treasury for cancellation.

iv)

On June 3, 2013, the Company issued 75,000 common shares in exchange for services rendered pursuant to a consulting agreement dated April 11, 2013. The shares were recorded at a fair value of $89,250. The fair value of $1.19 per share was determined with reference to the quoted market price of the company’s common stock on the commitment date.

v)

On October 7, 2013, the Company issued 240,000 units at a price of $0.25 per share for gross proceeds of $60,000. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $0.25 per share for a period of eighteen months.

vi)

On November 21, 2013, the Company issued 4,304 common shares pursuant to a debt settlement agreement dated July 8, 2013, as payment to a vendor of $4,820 owing. This resulted in a gain on extinguishment of debt of $3,701. The fair value of $0.26 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

vii)

On November 21, 2013, the Company issued 25,000 common shares as additional consideration to a lender under a promissory note agreement in the principal amount of $23,992 (CDN$25,000). This loan was issued and repaid during the year ended January 31, 2014. The fair value at issuance of these shares of $6,500, determined with reference to the quoted market price of these shares at the date of issuance. In connection with the issuance of this loan, the Company incurred aggregate financing fees of $10,099, which included the fair value of the shares issued.

viii)

On January 13, 2014, the Company issued 15,000 common shares in exchange for services rendered pursuant to an investor relations agreement dated December 6, 2012. The Company determined that the fair value on the grant date of these shares was $3,750 and recorded the entire amount as compensation expense in the financial statements for the year ended January 31, 2013. The fair value of $0.25 per share was determined by reference to the price at which common shares were being sold in private placement offerings at or around the transaction date.

ix)

On January 13, 2014, the Company issued 29,843 common shares pursuant to a consulting agreement dated February 15, 2013 (the “Consulting Agreement”), whereby the Company agreed to issue shares in exchange for services to be rendered during the term of the Consulting Agreement, to September 30, 2013. The consultant was entitled to receive a monthly fee of $4,500 payable in shares, based on the average closing price of the Company’s shares for the first month of trading commencing on the date of the Consulting Agreement. As a result, the Company issued 3,979 shares per month for the term of the agreement. During the year ended January 31, 2014, the Company recorded $2,089 (2013: $nil) in fees paid in shares pursuant to this Consulting Agreement.

x)

On January 13, 2014, the Company issued 25,000 common shares as payment to a vendor of $15,000 owing for consulting fees rendered, pursuant to a debt settlement agreement dated July 18, 2013. This resulted in a gain on extinguishment of debt of $13,250. The fair value of $0.07 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

xi)

On January 13, 2014, the Company issued 63,492 common shares as payment to a vendor for consulting fees rendered, pursuant to a debt settlement agreement dated September 18, 2013 whereby the Company has agreed to settle an aggregate of $40,000 in amounts owing to the vendor, along with cash payments totaling $20,000. The Company recorded a reduction in amounts owing to the vendor of $4,444 in connection with the issuance of the shares. The fair value of $0.07 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

xii)

On January 13, 2014, the Company issued 75,000 common shares pursuant to a board agreement dated September 24, 2013, whereby the Company has agreed to issue 75,000 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term. During the year ended January 31, 2014, the Company recorded directors fees of $18,000 (2013: $Nil) in respect of the first 75,000 common shares that have been earned under this agreement. The fair value of $0.24 per share was determined with reference to the quoted market price of the shares on the date of issuance.

xiii)

On January 31, 2014, the Company issued 450,000 common shares in exchange for the cancellation of an aggregate of 450,000 stock options pursuant to an Amendment Agreement dated January 6, 2014 with a director of the Company, whereby the Company agreed to amend the terms of the directors’ compensation in connection with a board agreement dated July 19, 2013. During the year ended January 31, 2014, the Company recorded directors fees of $31,200 (2013: $Nil) in respect of the issuance of these shares. The fair value of the grant was determined as the difference between the quoted market price of the shares on the date of issuance of $45,000, less the fair value of the stock options cancelled of $13,800, as exchange for their issuance. The fair value of the stock options cancelled was determined based on the Black Scholes option pricing model using the following weighted average assumptions: Estimated volatility 138.17%, stock price $0.10, risk-free interest rate 0.40%, expected term 1.53 years, estimated dividends 0%.

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 110,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At January 31, 2015, 41,030,000 options remain available for issuance under the 2014 Plan.

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended January 31, 2015 and 2014 is presented below:

		Weighted	Weighted
	Number of	Average	Average Grant
	Options	Exercise Price	Date Fair Value
Outstanding at February 1, 2013	1,885,000	$0.25
Granted	1,570,000	$0.50	$0.44
Cancelled	(450,000)	$0.50
Outstanding at January 31, 2014	3,005,000	$0.34
Expired	(285,000)	$0.25
Granted	69,075,000	$0.13	$0.21

Outstanding at January 31, 2015	71,795,000	$0.14	$0.21

Exercisable at January 31, 2015	13,862,500	$0.17

Exercisable at January 31, 2014	2,246,184	$0.38

At January 31, 2015, the following stock options were outstanding, entitling the holder thereof to purchase common shares of the Company as follows:

	Exercise	Expiry	Number
Number	Price	Date	Vested
20,000*	$0.25	February 1, 2015	20,000
90,000*	$0.25	February 14, 2015	90,000
15,000	$0.25	July 25, 2015	15,000
250,000	$0.75	October 1, 2015	250,000
15,000	$0.25	December 19, 2015	15,000
150,000	$0.35	January 6, 2016	150,000
150,000	$0.55	January 6, 2016	150,000
200,000	$0.75	January 6, 2016	200,000
55,000	$0.25	April 1, 2016	55,000
600,000	$0.25	October 9, 2017	600,000
50,000	$0.25	February 1, 2018	50,000
150,000	$0.25	May 1, 2018	75,000
80,000	$0.25	April 1, 2019	80,000
1,000,000	$0.25	July 30, 2022	1,000,000
67,970,000	$0.128	June 6, 2024	11,112,500
1,000,000	$0.15	June 10, 2024	-

71,795,000			13,862,500

*Subsequent to January 31, 2015 these options expired unexercised.

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At January 31, 2015, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (January 31, 2014: $Nil and $Nil, respectively).

During the year ended January 31, 2015, the Company recognized a total fair value of $3,318,241 (2014: $ $715,915) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of $11,614,380 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to June 10, 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2015	2014
Expected term of stock option (years) (1)	6.54	1.48
Expected volatility (2)	110.84%	184.40%
Stock price at date of issuance	$0.13	$0.71
Risk-free interest rate	2.07%	0.18%
Dividend yields	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”). (2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At January 31, 2015, the Company had 65,140,946 share purchase warrants outstanding as follows:

Number	Exercise Price	Expiry Date
240,000	$0.25	April 7, 2015
120,000	$0.25	April 19, 2015
104,440	$0.75	April 19, 2015
120,000	$0.28	October 4, 2015
498,000	$0.25	August 10, 2017
250,000	$0.10	November 14, 2016
250,000	$0.10	November 26, 2016
227,500	$0.10	December 24, 2016
150,000	$0.25	August 10, 2018
2,400,000	$0.15	April 4, 2019
44,164,332	$0.15	June 10, 2019
6,202,098	$0.075	June 10, 2019
8,255,867	$0.15	July 8, 2019
1,173,709	$0.075	July 8, 2019
985,000	$0.20	October 23, 2019
65,140,946

During the year ended January 31, 2015, 24,000 share purchase warrants exercisable at $0.25 per share and 214,506 share purchase warrants exercisable at $0.75 per share expired unexercised.

A summary of the Company’s share purchase warrants outstanding is presented below:

		Weighted Average
	Number of Warrants	Exercise Price
Outstanding at January 31, 2013	2,162,506	$0.47
Issued	1,609,940	$0.31
Outstanding at January 31, 2014	3,770,446	$0.40
Cancelled	(600,000)	$0.50
Issued	63,181,006	$0.14
Expired	(1,210,506)	$0.64

Outstanding at January 31, 2015	65,140,946	$0.14

13.	Income Taxes

The reconciliation of income tax provision computed at statutory rates to reported income tax provision is as follows:

January 31,	2015	2014
	34%	34%
Loss for the year	$(21,078,265)	$(4,238,490)

Expected income tax recovery	(7,167,000)	(1,441,100)
Non-deductible other expenses	483,000	259,100
Non-deductible financing fees	541,500	80,000
Non-deductible derivative expense	4,090,000	58,000
Non-deductible derivative mark-to-market adjustments	(653,000)	(3,000)
Effect of foreign exchange and other adjustments	(1,000)	(19,700)
Change in valuation allowance	2,706,000	1,066,700
Total income tax expense	$-	$-

Significant components of the Company’s net deferred tax assets at January 31, 2015 and 2014:

January 31,	2015	2014

Temporary differences relating to:
Net operating loss carry forwards	$3,627,000	$1,049,300
Equipment and intangible assets	12,800	(7,600)
Stock based compensation	1,451,600	318,300
	5,091,400	1,360,500
Valuation allowance	(5,091,400)	(1,360,500)

Net deferred taxes	$-	$-

Deferred tax assets and liabilities are determined based on temporary basis differences between assets and liabilities reported for financial reporting and tax reporting. The ultimate realization of the net deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income, recent financial performance and tax planning strategies in making this assessment. The Company is required to record a valuation allowance to reduce its net deferred tax asset to the amount that is more likely than not to be realized. Accounting guidance allows the Company to look to future earnings to support the realizability of the net deferred assets. Since the Company has had cumulative net operating losses since inception, the ability to use forecasted future earnings is diminished. As a result, the Company concluded a full valuation allowance against the net deferred tax asset was appropriate. At January 31, 2015 and 2014 the total change in valuation allowance for items affecting the current year was $2,706,000 and $1,066,700, respectively.

At January 31, 2015, the Company had accumulated net operating losses in Canada totaling approximately $1,800,000 (2014: $1,666,000), which may be available to reduce taxable income in Canada in future taxation years. At January 31, 2015, the Company had accumulated net operating losses in USA totaling approximately $10,666,000 (2014: $1,419,000), which may be available to reduce taxable income in the United States in future taxation years. Unless previously utilized, these net operating losses will begin to expire in 2025.

The Company files income tax returns in the United States and Canada. All of the Company’s tax returns are subject to tax examinations until the respective statute of limitations expires. The Company currently has no tax years under examination. The Company’s tax filings for the years 2012 to 2014 remain open to examination.

Based on management’s assessment of ASC Topic 740 Income Taxes, the Company does not have an accrual for uncertain tax positions as of January 31, 2015 and 2014. The Company does not anticipate significant changes to its unrecognized tax benefits within the next twelve months.

14.	Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the year ended January 31, 2015, the Company had concentrations of sales with a customer equal to 28% of the Company’s net sales (2014: 37%). As at January 31, 2015 the accounts receivable balance for this customer was $2,755 (2014: $15,462).

For the year ended January 31, 2014, the Company had concentrations of sales with another customer equal to 12% of the Company’s net sales. At January 31, 2014 the accounts receivable balance for this customer was $3,821.

15.	Commitments

Pursuant to a service agreement dated May 15, 2014, the Company has agreed to pay a retainer fee of $14,500 per month to a consultant of the Company, in exchange for marketing, sales and design services to be rendered over the term of the agreement to May 15, 2015. The consultant is a firm of which a direct family member of a director and officer of the Company is a principal.

16.	Subsequent Events

Subsequent to January 31, 2015;

a)	The Company issued stock options to purchase an aggregate of 3,150,000 shares of common stock at an exercise price of $0.12 as to 1,500,000 shares and $0.112 as to 1,650,000 shares.

Exhibit B

NAKED BRAND GROUP INC.

INDEX TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Number

Interim Condensed Consolidated Balance Sheets as of April 30, 2015 and January 31, 2015	B-2
Interim Condensed Consolidated Statements of Operations for the three months ended April 30, 2015 and 2014	B-3
Interim Condensed Consolidated Statements of Stockholders’ Equity (Capital Deficit) for the three months ended April 30, 2015 and for the year ended January 31, 2015	B-4
Interim Condensed Consolidated Statements of Cash Flows for the three months ended April 30, 2015 and 2014	B-5
Notes to Interim Condensed Consolidated Financial Statements	B-7

Naked Brand Group Inc.
Interim Condensed Consolidated Balance Sheets
(Expressed in US Dollars)

	April 30, 2015	January 31, 2015
	(Unaudited)
ASSETS
Current assets
Cash	$396,758	$1,943,235
Accounts receivable, net	171,678	99,145
Inventory, net	440,444	183,226
Prepaid expenses and deposits	608,232	383,651
Total current assets	1,617,112	2,609,257

Equipment, net	19,361	21,141
Intangible assets, net	57,324	44,156
Deferred financing fees	36,367	43,422

TOTAL ASSETS	$1,730,164	$2,717,976

LIABILITIES AND STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$275,111	$299,887
Interest payable	166,388	62,650
Promissory notes payable	3,450	3,450
Total current liabilities	444,949	365,987
Deferred compensation	237,035	170,369
Convertible promissory notes	611,770	605,850
Derivative financial instruments	-	3,799,950

TOTAL LIABILITIES	1,293,754	4,942,156

STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
Common stock Authorized 450,000,000 common shares, par value $0.001 per share Issued and outstanding 42,510,061 common shares (January 31, 2015: 40,415,485)	42,510	40,416
Common stock to be issued	15,000	15,000
Accumulated paid-in capital	29,512,862	25,044,330
Accumulated deficit	(29,127,717)	(27,317,681)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)

Total stockholders’ equity (capital deficit)	436,410	(2,224,180)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,730,164	$2,717,976

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Operations
(Expressed in US Dollars)
(Unaudited)

for the three months ended April 30,	2015	2014

Net sales	$259,366	$119,814

Cost of sales	191,216	74,105

Gross profit	68,150	45,709

Operating Expenses
General and administrative expenses	2,315,933	425,645
Foreign exchange	(3,783)	4,022

Total operating expenses	2,312,150	429,667

Operating loss	(2,244,000)	(383,958)

Other income (expense)
Interest expense	(114,705)	(24,429)
Accretion of debt discounts and finance charges	(160,231)	(101,091)
Loss on extinguishment of debt	-	(697,400)
Fair value mark-to-market adjustments	708,900	(26,982)

Total other income (expense)	433,964	(849,902)

Net loss for the period	$(1,810,036)	$(1,233,860)

Net loss per share
Basic	$(0.04)	$(0.04)
Diluted	$(0.04)	$(0.04)

Weighted average shares outstanding
Basic	41,861,279	34,151,397
Diluted	41,861,279	34,151,397

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)
(Unaudited)

						Accumulated Other
	Common Stock		Accumulated Paid-in	Common stock to be		Comprehensive	Total Stockholders’
	Shares	Amount	Capital	issued	Accumulated Deficit	Income (Loss)	Equity (Deficiency)
Balance, February 1, 2014	34,728,139	$34,728	$4,874,095	$7,500	$(3,234,786)	$(6,245)	$1,675,292
Shares issued in connection with promissory notes	40,000	40	2,710	-	-	-	2,750
Modification of convertible debt terms and warrants	-	-	697,400	-	-	-	697,400
Return to treasury pursuant to private placement escrow agreement	(600,000)	(600)	600	-	-	-	-
Shares issued in settlement of debt	2,205,745	2,206	537,103	-	-	-	539,309
Shares issued in exchange for services rendered	225,000	225	32,175	7,500	-	-	39,900
Shares issued as payment in kind for interest owing
under convertible debt arrangements	1,949,933	1,950	272,873	-	-	-	274,823
Shares issued pursuant the conversion of debt	1,866,668	1,867	138,133	-	-	-	140,000
Derivative liability reclassifications	-	-	15,171,000	-	-	-	15,171,000
Stock based compensation	-	-	3,318,241	-	-	-	3,318,241
Net loss for the year	-	-	-	-	(21,078,265)	-	(21,078,265)
Balance, January 31, 2015	40,415,485	$40,416	$25,044,330	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)
Shares issued pursuant the conversion of debt	1,994,576	1,994	147,599	-	-	-	149,593
Shares issued in settlement of debt	100,000	100	11,900	-	-	-	12,000
Derivative liability reclassifications	-	-	3,091,050	-	-	-	3,091,050
Stock based compensation	-	-	1,217,983	-	-	-	1,217,983
Net loss for the period	-	-	-	-	(1,810,036)	-	(1,810,036)
Balance, April 30, 2015	42,510,061	$42,510	$29,512,862	$15,000	$(29,127,717)	$(6,245)	$436,410

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statement of Cash Flows
(Expressed in US Dollars)
(Unaudited)

for the three months ended April 30,	2015	2014

Cash flows from operating activities
Net loss for the period	$(1,810,036)	$(1,233,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	2,568	(722)
Provision for obsolete inventory	(31,000)	-
Depreciation and amortization	7,372	6,297
Other non cash items (Schedule 1)	669,254	903,395
Unrealized foreign exchange	-	1,592
Finance fees paid in connection with debt extinguishment	-	(35,040)
Increase (decrease) in cash resulting from change in:
Accounts receivable	(75,101)	(37,832)
Prepaid expenses and deposits	(224,581)	23,195
Inventory	(226,218)	(19,411)
Accounts payable	(12,717)	63,211
Interest payable	106,076	-
Deferred compensation	66,666	-

Net cash used in operating activities	(1,527,717)	(329,175)

Cash flows from investing activities
Acquisition of intangible assets	(17,543)	-
Purchase of equipment	(1,217)	(5,000)

Net cash used in investing activities	(18,760)	(5,000)

Cash flows from financing activities
Proceeds from the issuance of promissory notes	-	877,167
Repayments of promissory notes	-	(151,559)
Debt offering costs	-	(89,850)

Net cash provided by financing activities	-	635,758

Net increase (decrease) in cash	(1,546,477)	301,583

Cash at beginning of the period	1,943,235	67,478

Cash at end of the period	$396,758	$369,061

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statement of Cash Flows
(Expressed in US Dollars)
(Unaudited)

Supplemental Cash Flow Information

for the three months ended April 30,	2015	2014

Cash paid during the period for:
Interest	$9,074	$-
Taxes	-	-
Non-cash financing activities:
Extinguishment of accounts payable with equity	$12,000	$-
Discount on debt financing	-	8,770
Settlement of notes through the issuance of shares	-	205,083
Conversion of convertible debt to shares	147,255	-
Interest paid in kind	2,338	-

Schedule 1 to the Statements of Cash Flows

Profit and loss items not involving cash consists of:
Shares to be issued in exchange for services	$-	$15,000
Loss on extinguishment of debt	-	697,400
Stock based compensation	1,217,983	67,823
Change in fair value of derivative financial instruments	(708,900)	26,982
Amortization of deferred financing fees	7,055	32,702
Interest capitalized to convertible debt	-	3,579
Shares issued as penalty under debt agreements	-	1,250
Accretion of debt discount	153,116	58,659
	$669,254	$903,395

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Notes to Condensed Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

1.	Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of men’s undergarments and intimate apparel in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). Established in 2010, Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function.

The Company currently operates out of New York, United States of America. In the future, Naked plans to expand into other women’s intimate apparel, sleepwear and loungewear as well as other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

2.	Ability to Continue as a Going Concern

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of April 30, 2015, the Company had not yet achieved profitable operations and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Basis of Presentation

Interim Financial Statements

The accompanying unaudited condensed consolidated interim financial statements have been prepared by management, without audit, in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the annual consolidated financial statements in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the disclosures are adequate to make the information presented not misleading and the accompanying financial statements herein reflect all adjustments, consisting of normal recurring adjustments, considered necessary for fair presentation of statement of financial position, results of operations and cash flows for the interim periods presented. Operating results for the three months ended April 30, 2015 are not necessarily indicative of the results that may be expected for the year ending January 31, 2016.

The consolidated balance sheet at January 31, 2015 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required for annual financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the most recent audited financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended January 31, 2015.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of April 30, 2015 and 2014, there is only a single reportable operating segment.

The Company operates in one industry; the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

For the three months ended April 30,	2015	2014
United States	$179,076	$85,300
Canada	80,290	34,514
	$259,366	$119,814

At April 30, 2015 and January 31, 2015, the net book value of long-lived assets all located within North America were as follows:

	April 30, 2015		January 31, 2015
	Equipment	Intangible assets	Equipment	Intangible assets

United States	$11,700	$27,380	$12,688	$14,211
Canada	7,661	29,944	8,453	29,945

	$19,361	$57,324	$21,141	$44,156

Loss per share

For the three months ended April 30,	2015	2014
Numerator
Net loss	$(1,810,036)	$(1,233,860)
Denominator
Weighted average common shares outstanding	41,861,279	31,151,397

Basic and diluted net loss per share	$(0.04)	$(0.04)

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants and options outstanding	139,361,506	8,656,446
Convertible debt	96,034,360	6,899,431
	235,395,866	15,555,877

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4.	Inventory

Inventory of the Company consisted of the following:

	April 30, 2015	January 31, 2015
Finished goods	$588,444	$362,226
Less: allowance for obsolete inventory	(148,000)	(179,000)
Total inventory	$440,444	$183,226

Balances at April 30, 2015 and January 31, 2015 are recorded at historical cost, less amounts for potential declines in value. At April 30, 2015, management has recorded an allowance for obsolescence of $148,000 (January 31, 2015: $179,000) to reduce inventory to its estimated net realizable value.

5.	Equipment

Equipment of the Company consisted of the following at April 30, 2015 and January 31, 2015:

	April 30, 2015	January 31, 2015
Furniture & equipment	$10,250	$11,630
Computer equipment	22,179	20,963
	32,429	32,593
Less: Accumulated depreciation	(13,068)	(11,452)
	$19,361	$21,141

Depreciation expense for the three month period ended April 30, 2015 was $2,996 (2014: $733).

6.	Intangible Assets

Intangible assets of the Company consisted of the following at April 30, 2015 and January 31, 2015:

			Useful life
	April 30, 2015	January 31, 2015	(Years)

Trade Names/Trademarks	$57,324	$39,781	Indefinite
Website	49,512	49,512	2

	106,836	89,293
Less: accumulated amortization	(49,512)	(45,137)

	$57,324	$44,156

Amortization expense for the three months ended April 30, 2015 was $4,375 (2014: $5,564).

7.	Related Party Transactions and Balances

Related Party Balances

At April 30, 2015, included in accounts payable and accrued liabilities is $13,225 (January 31, 2015: $17,060) owing to directors and officers of the Company for reimbursable expenses and a former director and officer of the Company for an accrued management bonus. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At April 30, 2015, an amount of $978,779 (January 31, 2015: $978,779) in principal amounts of convertible notes payable and $22,567 in accrued interest payable (January 31, 2015: $8,247), was owing to directors and officers of the Company. Included in convertible notes payable at April 30, 2015 is an amount of $807 (January 31, 2015: $791) in respect of these amounts owing, after applicable unamortized debt discounts.

Related party transactions

During the three months ended April 30, 2015, included in general and administrative expenses $1,180,635 (2014: $30,441) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $46,700 (2014: $Nil) in respect of marketing fees paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Pursuant to a board agreement dated September 24, 2013, the Company agreed to issue 75,000 shares of common stock every three months over the term of the one year contract ended October 7, 2014 in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term. During the three months ended April 30, 2015, the Company recorded directors fees of $Nil (2014: $15,000) in respect of common shares earned under this agreement. The fair values per share were determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued.

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and Director (the “CEO”) of the Company for a term of three years whereby (a) the CEO shall be entitled to a base salary of $400,000 per year, provided the CEO will forgo the first twelve months of the base salary and only receive minimum wage during that period; (b) the CEO received a sign-on stock option grant to purchase 57,150,000 shares of common stock of the Company, equal to 20% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, (the “CEO Options”), with each option exercisable at $0.128 per share and vesting in equal monthly instalments over a period of three years from the date of grant; and (c) the CEO will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by the Company’s board of directors. In connection with this employment agreement, the Company issued 100,000 common shares to a consultant of the Company. The fair value of $0.15 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. At April 30, 2015, an amount of $237,035 (January 31, 2015: $170,369) in deferred compensation related to the amortization of total base salary compensation due under this employment agreement, which is being amortized on a straight line basis over the term of the employment agreement. During the three months ended April 30, 2015, the CEO received minimum wages compensation of $4,160 (2014: $Nil) under the terms of this employment agreement.

Effective June 9, 2014, the Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) of the Company for a term of four years whereby (a) the CFO shall be entitled to a base salary of $200,000 per year; and (b) the CFO received a sign-on stock option grant to purchase 2,800,000 shares of common stock of the Company (the “CFO Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

Effective June 23, 2014, the Company entered into an employment agreement with an officer (the “Officer”) of the Company for a term of four years whereby (a) the Officer shall be entitled to a base salary of $175,000 per year; and (b) the Officer received a sign-on stock option grant to purchase 3,700,000 shares of common stock of the Company (the “Officer Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

8.	Promissory Notes Payable

On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the fiscal year ended January 31, 2015. At April 30, 2015, an amount of $3,450 (CDN$3,750) (January 31, 2015: $3,450 (CDN$3,750)) is outstanding relating to the OID, which is repayable upon the Company reporting net income from operations in any single month.

9.	Convertible Promissory Notes Payable

	April 30, 2015	January 31, 2015

Senior Secured Convertible Debentures, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to First and Second Kalamalka Amendment Agreement, due June 10, 2017 (Note 9(i)).	$7,022,577	$7,169,832

First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to Senior Secured Convertible Debentures due June 10, 2017 (Note 9 (ii))	600,000	600,000
Less: debt discounts	(7,010,866)	(7,163,982)
	$611,770	$605,850

(iii)	Senior Secured Convertible Debentures

On June 10, 2014 and July 8, 2014, the Company entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, the Company issued Debentures in the aggregate principal amount of $7,309,832. As consideration, the Company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of the Company provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. At April 30, 2015, such equity conditions had not been met and, consequently, payment of interest owing in shares of common stock (“in kind”) is not permitted under the terms of the Debentures, unless such condition is formally waived by each holder.

The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures are collateralized against all the assets of the Company and its subsidiary, pursuant to a security agreement between the Company and an agent for the Purchasers.

The Company issued an aggregate of 48,732,310 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 48,732,310 shares of common stock at an initial exercise price of $0.15 per share, subject to adjustment. The Company has the right to call the Warrants if the volume weighted average closing price of its common shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date the Company delivers notice in writing to the Warrant holders announcing the call of the Warrants.

At the date of issuance of the Debentures and Warrants, the Company was authorized to issue 100,000,000 shares of common stock, which was insufficient to settle the conversion of the Debentures and exercise of the Warrants. Consequently, under the guidance of ASC 815, management recorded a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”). The terms of the Registration Rights Agreement also trigger the requirement to account for the related embedded conversion option and investor warrants that have not been included in an effective registration statement as derivative financial instruments pursuant to the guidance of ASC 815.

The Company also agreed to grant piggyback registration rights whereby the Company is required to include the shares of common stock issuable pursuant to exercise of the Agent Warrants in the Registration Statement.

The Company allocated the proceeds from the issuance of the Debentures first to the derivative financial instruments, at their fair values, with the remainder being allocated to the Debentures. The fair value of the derivative financial instruments of $19,338,215 at issuance resulted in a debt discount at issuance of $7,309,832, the entire aggregate principal balance of the Debentures. The remaining derivative financial instruments value over the proceeds of the debt at issuance of $12,028,383 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2015. This discount was being amortized using the effective interest method over the term of the Debentures.

During the three months ended April 30, 2015, the Company recorded accretion expense of $6,052 (2014: $Nil) in accretion of this discount.

In connection with the Offering, the Company incurred finance fees of $2,021,213 as follows:

(iii)	The Company paid a cash commission of $468,513, or 8% of the gross proceeds raised from certain of the Purchasers;

(iv)

The Company issued 11,063,696 warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The fair value of the finder’s warrants of $1,552,700 was determined using an option pricing model under the following assumptions:

	June 10, 2014	July 8, 2014
Risk-free interest rate	1.71%	1.70%
Expected life (years)	5.00	5.00
Expected volatility(1)	147.39%	147.39%
Stock price at issuance	$0.15	$0.1624
Dividend yields	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The finance fees were allocated to the Debentures and related derivative financial instruments in the same proportion as the allocation of proceeds to each instrument at the issuance date and, consequently, since the derivative financial instruments were allocated 100% of the proceeds, these finance charges were allocated to the derivative financial instrument at issuance and, as a result of these instruments being carried at fair value, were recorded as an immediate finance expense on the consolidated statement of operations during the year ended January 31, 2015.

On September 8, 2014, the Company filed an initial prospectus on Form S-1 with the Securities and Exchange Commission (SEC) to register the sale of up to 41,569,071 shares issuable upon exercise of certain of the warrants issued in connection with the Offering, including 2,400,000 warrants issued under the Kalamalka Notes (Note 8(ii)) which contained piggyback registration rights, and 39,169,071 of the Warrants. On October 8, 2014, the SEC declared the registration statement effective.

During the three months ended April 30, 2015, the Company issued an aggregate of 1,994,576 shares of common stock pursuant to the conversion of $147,255 in principal and $2,338 in interest amounts owing under the Debentures.

(iv)	Senior Secured Convertible Note Agreements with Kalamalka Partners

On August 10, 2012, and November 14, 2013, the Company and its wholly owned subsidiary, Naked, entered into certain Agency Agreements with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreements whereby the Company agreed to borrow up to $800,000 from the Lenders under revolving loan arrangements by the issuance of convertible promissory notes (the “Notes”) from time to time as such funds are required by the Company. An aggregate of $775,000 was advanced under the Agency Agreements during the years ended January 31, 2013 and 2014.

The Notes were collateralized by a first priority general security agreement over the present and future assets of the Company and were bearing interest at 12% per annum, calculated and payable monthly. The principal amounts outstanding under any Note and all accrued and unpaid interest therein, were convertible into common shares at any time at the option of the Lender. These terms were later amended, as described below.

Amendment Agreements

On April 4, 2014, the Company entered into another Amendment Agreements with Kalamalka and certain of the Lenders (the “Amendment Agreements”). In connection with the Amendment Agreements, the Company amended several of the Notes in the aggregate principal amount of $600,000 as follows; (i) the Company extended the due date of the Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the Notes to 6% per annum, calculated and payable quarterly; (iv) the Company removed certain borrowing margin requirements; (iii) the Company reduced the conversion price on Notes in the aggregate principal amount of $400,000 from $0.50 per share to $0.25 per share; and (v) 500,000 share purchase warrants exercisable at a strike price of $0.50 until August 10, 2017 held by Kalamalka and 100,000 share purchase warrants at a strike price of $0.50 until August 10, 2018 (the “Existing Warrants”) were exchanged for 600,000 New Warrants, as defined and described below (the “Exchanged Warrants”).

As consideration for facilitating such amendments, the Company granted 1,800,000 share purchase warrants to the Lenders and Kalamalka (the “New Warrants”).

Each New Warrant issued to Kalamalka and the Lenders is exercisable into one common share at a price of $0.15 per share for a period of five years. The Company has the right to call the New Warrants if the volume weighted average closing price of the Company’s shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the New Warrants will expire 30 days following the date the Company delivers notice in writing to the warrant holders announcing the call of the Warrants. In addition, the New Warrants contained piggyback registration rights on any subsequent registration statement filed with the SEC. The New Warrants were included in the registration statement declared effective by the SEC on October 8, 2014 (Note 9(i)).

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $694,100 as the premium of the aggregate fair value of the amended notes and Warrants over their carrying values immediately prior to the amendments. The Company calculated the fair value of the amended Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$0.23
Dividend yields	0.00%

The fair value of the New Warrants of $384,100 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$0.23
Dividend yields	0.00%

The fair value of the Exchanged Warrants of $23,300 was determined as the difference between the fair value of these warrants exchanged and the fair value of the New Warrants received. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

	Existing Warrants	Exchanged Warrants
Risk-free interest rate	0.96%	1.71%
Expected life (years)	3.52	5.00
Expected volatility(1)	146.70%	149.76%
Stock price at date of issuance	$0.23	$0.23
Dividend yields	0.00%	0.00%

________________________
(2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations three months ended April 30, 2014, with a corresponding credit to additional paid in capital. In connection with the Amendment Agreements, the Company incurred $36,993 in financing fees. These cost have been recorded as a deferred financing charge and are being amortized using the effective interest method over the term of the amended Notes. During the three months ended April 30, 2015, the Company recorded financing expense of $7,055 (2014: $2,027) in respect of the amortization of these charges.

During the year ended January 31, 2015, a remaining Note in the aggregate principal amount of $100,000 plus $1,868 in accrued interest therein was settled by the issuance of 1,018,685 common shares of the Company at a conversion price of $0.10 per share. Further, a remaining Note in the aggregate principal amount of $75,000 plus $1,388 in accrued interest therein was exchanged for a new promissory note that was eventually exchanged into a Debenture (Note 9 (i)) at an exchange rate equal to 90% of the purchase price paid in the Offering.

10.	Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 9 (i), which have no observable market data and were derived using an option pricing model measured at fair value on a recurring basis, using Level 3 inputs to the fair value hierarchy, at April 30, 2015 and January 31, 2015:

	April 30, 2015	January 31, 2015
Embedded conversion features	$-	$1,769,100
Warrants	-	2,030,850
	$-	$3,799,950

These derivative financial instruments arose as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

From time to time, the Company has issued notes with embedded conversion features which contain price-protection features that result in these instruments being treated as derivatives. In addition, during the year ended January 31, 2015, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts (Note 9(i)). Further, these embedded conversion features and warrants issued during the year ended January 31, 2015 were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments until such time as the shares become eligible for sale without volume limitations or other restrictions. As a result, the Company was required to account for these instruments as derivative financial instruments until such time as the shares were no longer subject to the constraints of the registration rights agreement.

During the fiscal year ended January 31, 2015, the Company received stockholder approval through written shareholder consent to increase the authorized shares of common stock in the Company from 100,000,000 to 450,000,000, which amount is now sufficient to fully settle all the outstanding contracts. In addition, during the year ended January 31, 2015, the registration statement covering the resale of certain of the warrants covered under the registration rights agreement that were required to be accounted for as derivative liabilities, was filed with and was declared effective by the Securities and Exchange Commission. Additionally, certain registration exemptions were triggered to permit the resale of certain of the shares underlying embedded conversion features.

During the three months ended April 30, 2015, the Company obtained a waiver of the registration rights agreement from certain remaining debenture holders, waiving their rights under the registration rights agreement that were triggering liability accounting.

Consequently, these warrants and embedded conversion features were no longer required to be accounted for as liabilities. Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of the triggering event or modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

As a result of the application of ASC 815, the Company has recorded these derivative financial instruments for the three months ended April 30, 2015 and for the fiscal year ended January 31, 2015 at their fair value as follows:

	Three months
	Ended April 30,	Year ended
	2015	January 31, 2015
Derivative financial instruments, beginning of the period	$3,799,950	$241,618
Fair value of warrants and embedded conversion features at commitment dates	-	20,890,900
Fair value mark to market adjustments	(708,900)	(1,921,568)
Extinguishment of derivative liability upon extinguishment of host contract	-	(240,000)
Reclassification of derivative liability upon change in triggering events	(3,091,050)	(15,171,000)

Derivative financial instruments, end of the period	$-	$3,799,950

During the three months ended April 30, 2015, the Company recorded other income of $708,900 (2014: loss of $26,982) related to the change in fair value of the warrants and embedded conversion features, which is presented in the change in fair value of derivative financial instruments in the accompanying consolidated statements of operations.

The embedded conversion features and warrants accounted for as derivative financial instruments have no observable market and the Company estimated their fair values at January 31, 2015 and as at their reclassification dates using the binomial option pricing model based on the following weighted average management assumptions:

	Reclassification Date	January 31, 2015
Risk-free interest rate	0.89%	0.92%
Expected life (years)	3.17	3.42
Expected volatility(1)	115.02%	136.25%
Stock price	$0.11	$0.12
Dividend yields	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

During the fiscal year ended January 31, 2015, the Company repaid certain promissory notes which contained derivative financial instruments and the corresponding derivative financial instrument were extinguished upon extinguishment of the related host contract.

11.	Securities Purchase Agreement

On September 10, 2013, the Company entered into an $8,300,000 securities purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $8,300,000 in value of its shares of common stock from time to time over a 24 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $0.35 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 600,000 shares of the Company’s common stock for $300,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 919,500 shares of common stock as a commitment fee and shall issue up to 330,000 shares pro rata, when and if, Lincoln Park purchases at the Company’s discretion the remaining $8,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On December 12, 2013, this registration statement was declared effective by the SEC.

During the three months ended April 30, 2015, the Company did not issue any securities under this Purchase Agreement.

12.	Stockholders’ Equity

Authorized

450,000,000 shares of common stock, par value $0.001.

Three months ended April 30, 2015

i)

In connection with a debt settlement agreement, the Company issued 100,000 common shares to a consultant of the Company. The fair value of $0.12 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. There was no gain or loss in connection with the debt settlement agreement.

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 110,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At April 30, 2015, 38,030,000 options remain available for issuance under the 2014 Plan.

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended April 30, 2015 and January 31, 2015 is presented below:

		Weighted	Weighted
	Number of	Average Exercise	Average Grant
	Options	Price	Date Fair Value
Outstanding at February 1, 2014	3,005,000	$0.34
Expired	(285,000)	$0.25
Granted	69,075,000	$0.13	$0.21

Outstanding at January 31, 2015	71,795,000	$0.14	$0.21
Expired	(110,000)	$0.25
Forfeited	(150,000)	$0.112
Granted	3,150,000	$0.12	$0.10

Outstanding at April 30, 2015	74,685,000	$0.14

Exercisable at April 30, 2015	18,515,000	$0.16

Exercisable at January 31, 2015	13,862,500	$0.17

At April 30, 2015, the following stock options were outstanding, entitling the holder thereof to purchase common shares of the Company as follows:

	Exercise	Expiry	Number
Number	Price	Date	Vested
15,000	$0.25	July 25, 2015	15,000
250,000	$0.75	October 1, 2015	250,000
15,000	$0.25	December 19, 2015	15,000
150,000	$0.35	January 6, 2016	150,000
150,000	$0.55	January 6, 2016	150,000
200,000	$0.75	January 6, 2016	200,000
55,000	$0.25	April 1, 2016	55,000
600,000	$0.25	October 9, 2017	600,000
50,000	$0.25	February 1, 2018	50,000
150,000	$0.25	May 1, 2018	75,000
80,000	$0.25	April 1, 2019	80,000
1,000,000	$0.25	July 30, 2022	1,000,000
67,970,000	$0.128	June 6, 2024	15,875,000
1,000,000	$0.15	June 10, 2024	-
1,500,000	$0.128	February 3, 2025	-
1,500,000	$0.112	February 25, 2025	-

74,685,000			18,515,000

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At April 30, 2015, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (January 31, 2015: $Nil and $Nil, respectively).

During the three months ended April 30, 2015, the Company recognized a total fair value of $1,217,983 (2014: $67,823) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of $10,732,000 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to June 10, 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2015	2014
Expected term of stock option (years) (1)	6.36	2.14
Expected volatility (2)	125.14%	142.13%
Stock price at date of issuance	$0.13	$0.14
Risk-free interest rate	1.75%	0.53%
Dividend yields	0.00%	0.00%

________________________
(1) As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”).

(2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At April 30, 2015, the Company had 64,676,506 share purchase warrants outstanding as follows:

	Exercise	Expiry
Number	Price	Date
120,000	$0.28	October 4, 2015
498,000	$0.25	August 10, 2017
250,000	$0.10	November 14, 2016
250,000	$0.10	November 26, 2016
227,500	$0.10	December 24, 2016
150,000	$0.25	August 10, 2018
2,400,000	$0.15	April 4, 2019
44,164,332	$0.15	June 10, 2019
6,202,098	$0.075	June 10, 2019
8,255,867	$0.15	July 8, 2019
1,173,709	$0.075	July 8, 2019
985,000	$0.20	October 23, 2019
64,676,506

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of	Weighted Average
	Warrants	Exercise Price
Outstanding at February 1, 2014	3,770,446	$0.40
Cancelled	(600,000)	$0.50
Issued	63,181,006	$0.14
Expired	(1,210,506)	$0.64

Outstanding at January 31, 2015	65,140,946	$0.14
Expired	(464,440)	$0.36
Outstanding at April 30, 2015	64,676,506	$0.14

13.	Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the three months ended April 30, 2015, the Company had concentrations of sales with a customer equal to 56.6% of the Company’s net sales (2014: 38.4%) . As at April 30, 2015 the accounts receivable balance for this customer was $75,124 (January 31, 2015: $2,755).

14.	Subsequent Events

Subsequent to April 30, 2015, the Company entered into a factoring agreement with a commercial lender (the “Factoring Agreement”) whereby the Company will be able to borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory, and 100% of any accepted side collateral, under certain terms and conditions as outlined in the Factoring Agreement. A director of the Company will be providing side collateral supporting a portion of the borrowings under the Factor Agreement.

Other than as noted above, there were no events or transactions requiring disclosure or adjustment in the condensed consolidated interim financial statements.

Exhibit C

NAKED BRAND GROUP INC.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Page
Number
Unaudited Pro Forma Consolidated Financial Statement	C-3
Notes to Unaudited Pro Forma Consolidated Financial Statement	C-5

Unaudited Pro Forma Consolidated Financial Statement
(Introductory Note)

The unaudited pro forma consolidated balance sheet as of April 30, 2015, gives effect to the Offer to Amend and Exercise, as if this transaction occurred on April 30, 2015.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what Naked’s actual financial position would have been had the transaction actually been completed on the date indicated, and is not indicative of its future financial condition.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s audited and unaudited consolidated financial statements and notes thereto. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

Naked Brand Group Inc.
Pro Forma Condensed Consolidated Interim Balance Sheet
(Expressed in United States Dollars)
(Unaudited)

	April 30,		Pro Forma
	2015		Adjustments	Adjusted
ASSETS
Current Assets
Cash	$396,758	(a)	$5,482,020	$5,584,395
		(c)	(244,383)
		(d)	(50,000)
Accounts receivable, net	171,678			171,678
Inventory, net	440,444			440,444
Prepaid expenses and deposits	608,232			608,232
Total current assets	1,617,112		5,187,637	6,804,749
Equipment, net	19,361			19,361
Intangible assets, net	57,324			57,324
Deferred financing fees	36,367			36,367

TOTAL ASSETS	$1,730,164		$5,187,637	$6,917,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$275,111			$275,111
Interest payable	166,388			166,388
Promissory notes payable	3,450			3,450
Total current liabilities	444,949			444,949
Deferred compensation	237,035			237,035
Convertible promissory notes	611,770			611,770

TOTAL LIABILITIES	1,293,754			1,293,754

STOCKHOLDERS’ EQUITY
Common stock	42,510	(a)	54,820	97,330
Common stock to be issued	15,000			15,000
Accumulated paid-in capital	29,512,862	(a)	5,427,200	34,824,479
		(b)	178,800
		(c)	(244,383)
		(d)	(50,000)
Accumulated deficit	(29,127,717)	(b)	(178,800)	(29,306,517)
Accumulated other comprehensive income (loss)	(6,245)			(6,245)
Total stockholders’ equity	436,410		5,187,637	5,624,047

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,730,164		$5,187,637	$6,917,801

The accompanying notes are an integral part of these pro forma condensed consolidated interim financial statements.

Naked Inc.
Notes to Pro Forma Consolidated Financial Statement
(Unaudited)

1.	Basis of Presentation

Naked Brand Group Inc. is referred to herein as the “Company.”

The accompanying unaudited pro forma consolidated balance sheet as at April 30, 2015 of the Company (the “Pro Forma Consolidated Financial Statement”) have been prepared by management on the basis of United States Generally Accepted Accounting Principles (“US GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) from information derived from the financial statements of the Company. The unaudited Pro Forma Consolidated Financial Statement has been prepared for inclusion in the Company’s Schedule TO in conjunction with the tender offer pursuant to which the Company is offering to reduce the exercise price of certain Company warrants to purchase an aggregate of 54,820,199 shares of the Company’s common stock from $0.15 per share to $0.10 per share and to amend other terms of such warrants as described below in Note 3, Description of Transaction. The unaudited pro forma balance sheet as at April 30, 2015 has been prepared as if 100% of the Original Warrants (as defined below) outstanding on April 30, 2015 are exercised on April 30, 2015.

The unaudited Pro Forma Consolidated Financial Statement has been derived from the unaudited condensed consolidated interim financial statements of the Company for the three month period ended April 30, 2015.

The unaudited pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. The unaudited Pro Forma Consolidated Financial Statement should be read in conjunction with the historical financial statements and accompanying footnotes. The unaudited Pro Forma Consolidated Financial Statement is for informational purposes only and does not purport to reflect the financial position that would have occurred if the Offer to Amend and Exercise (as defined below) had been consummated on the dates indicated above, nor does it purport to represent or be indicative of the financial position of the Company for any future dates or periods.

An unaudited pro forma consolidated statement of operations has not been presented since this transaction has no effect on the Company’s operating results. However, see note 6 for the effect on the Company’s pro forma net loss per share.

2.	Significant Accounting Policies

The accounting policies used in the preparation of this unaudited Pro Forma Consolidated Financial Statement is those set out in the Company’s audited financial statements for the year ended January 31, 2015 as set forth in the Company’s Annual Report on Form 10-K filed with the SEC on April 30, 2015 and the Company’s unaudited condensed interim financial statements for the three month period ended April 30, 2015 as set forth in the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2015.

3.	Description of the Transaction

The Company is offering to amend warrants to purchase an aggregate of 54,820,199 shares of common stock (the “Offer to Amend and Exercise”), including outstanding warrants to purchase 54,820,199 shares of the Company’s common stock (the “Warrant Shares”) issued to investors participating in the Company’s private placement financings closed on June 10, 2014 and July 8, 2014 and to certain lenders in connection with Amendment to Promissory Note Agreements (the “Amendment Agreements”) dated April 4, 2014 (the “Original Warrants”). The Company initially issued a total of 54,820,199 Original Warrants, none of which have been exercised as of April 30, 2015 or the date of this report. As a result, 54,820,199 of the Original Warrants are currently outstanding and are included in the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the Original Warrants will be amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Original Warrants from $0.15 per share to $0.10 per share of common stock in cash, (ii) shorten the exercise period so that the Amended Warrants expire concurrently with the expiration of the Offer to Amend and Exercise at 9:00 p.m. (Pacific Time) on August 3, 2015, as may be extended the Company in its sole discretion (the “Expiration Date”), (iii) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”); and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants to provide funds to support the Company’s operations and planned business objectives by providing the holders of the Original Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the Original Warrants.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder chooses not to participate in the Offer to Amend and Exercise, the holder’s Original Warrants will remain in full force and effect, as originally issued with an exercise price of $0.15 per share.

i) Warrants

A total of 54,820,199 Original Warrants were issued by the Company as part of its private placement financings closed on June 10, 2014 and July 8, 2014 and in connection with Amendment Agreements dated April 4, 2014. As of the date of this report, none of the Original Warrants have been exercised at the original price of $0.15 per Original Warrant. The unaudited pro forma consolidated balance sheet gives effect to the exercise of 54,820,199 Original Warrants outstanding as at April 30, 2015 at $0.10 per Original Warrant for gross proceeds of $5,482,020.

ii) Incremental fair value charge to accumulated deficit

The Company determined that the Offer to Amend and Exercise must be accounted for using modification accounting pursuant to the guidance under Accounting Standards Codification 718 (“ASC 718”). Under this guidance, a short-term inducement offer shall be accounted for as a modification of the terms of equity based awards, to the extent that the inducement is accepted by the equity holders. Modification accounting requires the incremental fair value of the instrument arising from the modification to be recognized as an expense on the income statement, or a charge directly to equity, depending on the nature of the offer. The Company determined that it was appropriate to record the incremental fair value from the Offer to Amend and Exercise as a charge directly to accumulated deficit.

iii) Warrant agent commission

Noble Financial Capital Markets will act as warrant agent for the Offer to Amend and Exercise (the “Warrant Agent”). The Warrant Agent will receive a fee equal to 5% of the cash exercise prices paid by certain holders of the Original Warrants who participate in the Offer to Amend and Exercise.

iv) Other transaction costs

Other transaction costs of $50,000 are expected to be incurred to complete the Offer to Amend and Exercise.

4.	Pro Forma Assumptions and Adjustments

The unaudited Pro Forma Consolidated Financial Statements are presented as if all of the 52,420,199 Original Warrants outstanding at April 30, 2015 have been exercised at $0.10 per Original Warrant on April 30, 2015. The following adjustments are directly attributable to the transaction:

a)	To record the exercise of 54,820,199 Original Warrants for 54,820,199 shares of common stock for gross proceeds of $5,482,020.

b)	To record the incremental fair value of the Amended Warrants of $178,800 as a charge to accumulated deficit.

c)	To record 5% fee of $244,383 payable on the exercise prices paid by certain holders of Original Warrants to Warrant Agent.

d)	To record estimated additional transaction costs related to the Offer to Amend and Exercise of $50,000.

5.	Pro Forma Common Stock

The following table shows our pro forma capitalization, as of April 30, 2015, adjusted to reflect the Offer to Amend and Exercise. For the purposes of this table, we have:

i)	Assumed that 100% of the Original Warrants outstanding, exercisable for 54,820,199 shares of our common stock, are exchanged for 54,820,199 shares of our common stock; and

ii)

Included in 100% of the outstanding Original Warrants is an amount of 8,210,004 shares of our common stock issued pursuant to Pre-Offering Amendment Agreements with respect to certain of the Original Warrants, dated June 3, 2015.

	April 30, 2015
	Common
	Shares	Amount
Common stock at April 30, 2015	42,510,061	$42,510
Shares issued on Original Warrant exercises	54,820,199	54,820
Pro forma common stock at April 30, 2015	97,330,260	$97,330

Book value per share at April 30, 2015 was $0.01. The pro forma book value per share at April 30, 2015 is $0.06.

6.	Pro Forma Net Loss Per Share

Pro forma net loss per share has been determined for the three months ended April 30, 2015 and for the year ended January 31, 2015 as if all of the Original Warrants outstanding on April 30, 2015 had been exercised on February 1, 2014, as follows:

	Three months	Year ended
	ended	January 31,
	April 30, 2015	2015
Weighted average number of common shares	41,861,279	36,146,353
Shares issued on Original Warrant exercises	54,820,199	54,820,199
Pro forma weighted average number of shares outstanding - basic and diluted	96,681,478	90,966,522
Pro forma adjusted net loss	$(1,810,036)	$(21,078,265)
Pro forma adjusted net loss per share - basic and diluted	$(0.02)	$(0.24)